SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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DIGITAL VIDEO SYSTEMS, INC.
 (Name of Registrant as Specified in its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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DIGITAL VIDEO SYSTEMS, INC.

280 HOPE STREET
MOUNTAIN VIEW, CALIFORNIA 94041

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SUNDAY, NOVEMBER 7, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Digital Video Systems, Inc. (the "Company") will be held at the offices of Digital Video Systems, Inc., located at 280 Hope Street, Mountain View, California, on Sunday, November 7, 1999 at 10:00 a.m. local time for the following purposes, as more fully described in the attached Proxy Statement:

(1) To elect nine directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified;

(2) To ratify the adoption by the Company's Board of Directors of the Company's 1998 Stock Option Plan;

(3) To ratify the appointment by the Company's Board of Directors of C. G. Uhlenberg & Co. LLP as the Company's independent auditors for the fiscal year ended March 31, 1999 and the fiscal year ending March 31, 2000;
      To approve the option for the Company's Board of Directors to change the Company's name to Digital Versatile Systems, Inc. and the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to reflect such change and to incorporate previously filed amendments, as appropriate;
      To ratify and approve (i) the issuance to Dr. Edmund Y. Sun, the Co-Chairman of the Company's Board of Directors, of a promissory note (the "Original Sun Note") in the principal amount of $500,000 and convertible into the Common Stock of the Company (the "Common Stock"), evidencing a $500,000 loan from Dr. Sun to the Company, (ii) the entry by the Company into an agreement (the "Sun Loan Agreement") with Dr. Sun pursuant to which Dr. Sun (A) loaned the Company an additional $500,000 (the "Second Sun Loan") and (B) agreed that on the fifth trading day following the public dissemination of the Company's financial results for the fiscal year ended March 31, 1998, Dr. Sun would exchange the Original Sun Note and the Second Sun Loan for Common Stock equal in value to the aggregate principal amount of such loans, plus accrued and unpaid interest, with such value based on the average price per share of such common stock for the five trading days following such earnings release and preceding the purchase of the Common Stock by Dr. Sun and (iii) the issuance of such common stock in exchange for the Original Sun Note and the Second Sun Loan on such fifth trading day following the earnings release for the specified price per share; and
      To transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

The Board of Directors has fixed the close of business on Wednesday, October 6, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only stockholders at the close of business on such record date are entitled to vote at the Annual Meeting.

Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Mali Kuo
Chief Executive Officer

Mountain View, California
October 25, 1999

DIGITAL VIDEO SYSTEMS, INC.

280 HOPE STREET
MOUNTAIN VIEW, CALIFORNIA 94041

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 7, 1999

PROXY STATEMENT

INTRODUCTION

This Proxy Statement (the "Proxy Statement") is furnished to the holders of Common Stock, par value $.0001 (the "Common Stock"), of Digital Video Systems, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board of Directors"). For purposes of this Proxy Statement, all references to the value and the number of shares of Common Stock shall be referenced taking the Reverse Stock Split into account. See "RECENT DEVELOPMENTS". The proxies solicited hereby are to be voted at the Company's Annual Meeting of Stockholders to be held on November 7, 1999, and at any and all adjournments thereof (the "Annual Meeting"). There are currently no shares outstanding of the Company's Series C Convertible Preferred Stock, par value $.0001 (the "Preferred Stock"), which is not subject to the proxy solicitation requirements of the Securities Exchange Act of 1934, as amended.

This Proxy Statement and the accompanying form of proxy are first being mailed or delivered to stockholders on or about October 25, 1999.

PURPOSE OF ANNUAL MEETING

At the Annual Meeting, holders of Common Stock will be asked: (i) to elect nine directors of the Company to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified; (ii) to ratify the adoption of the 1998 Stock Option Plan; (iii) to ratify the appointment by the Board of Directors of C. G. Uhlenberg & Co. LLP as the Company's independent auditors for the fiscal year ended March 31, 1999 and for the fiscal year ending March 31, 2000; (iv) to approve the option for the Company's Board of Directors to change the Company's name to Digital Versatile Systems, Inc. and the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to reflect such change and to incorporate previously filed amendments, as appropriate; (v) to ratify and approve the Original Sun Note, the Sun Loan Agreement, the transactions contemplated thereby and the issuance of Common Stock to Dr. Edmund Y. Sun, the Co-Chairman of the Company's Board of Directors, pursuant thereto; and (vi) to transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof. The Board of Directors recommends a vote in favor of (i.e., "FOR"): (a) the election of the nine nominees for directors of the Company listed below, and (b) the proposals set forth in (ii), (iii), (iv) and (v) above.

QUORUM AND VOTING RIGHTS

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's capital stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Only stockholders of record at the close of business on Wednesday, October 6, 1999 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,619,621 shares of Common Stock outstanding and entitled to vote and no shares of Preferred Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held. All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR"): (i) the election of the nine nominees for directors of the Company listed herein; (ii) the ratification of the adoption of the 1998 Stock Option Plan; (iii) the ratification of the appointment of C. G. Uhlenberg & Co. LLP as the Company's independent auditors for the fiscal year ended March 31, 1999 and for the fiscal year ending March 31, 2000; (iv) the approval of the option of the Company's Board of Directors to change the Company's name to Digital Versatile Systems, Inc. and the amendment and restatement of the Company's Amended and Restated Certificate of Incorporation to reflect such change and to incorporate previously filed amendments, as appropriate; and (v) the ratification and approval of the Original Sun Note, the Sun Loan Agreement, the transactions contemplated thereby and the issuance of Common Stock to Dr. Edmund Y. Sun, the Co-Chairman of the Company's Board of Directors, pursuant thereto. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

In the election of directors, the nine candidates receiving the highest number of votes of holders of Common Stock will be elected as directors. See "ELECTION OF DIRECTORS - Management of the Company." The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the votes represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. Brokers holding shares of record generally are not entitled to vote on certain matters unless they receive voting instructions from their customers. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these nonvoted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether stockholder approval of that matter has been obtained. Any stockholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by: (a) filing with the Company a written revocation of the proxy; (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or (c) submitting a duly executed proxy bearing a later date.

The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to stockholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communications, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

PROPOSAL 1 - ELECTION OF DIRECTORS 4

Nominees 4
Meetings; Attendance; Committees 4
Management of the Company 5
Compensation of Directors and Executive Officers 10
Option Repricing 12
Director Compensation 12
Employment and Consulting Agreements 13
Stock Option Plans 15
1997 Employee Stock Purchase Plan 18
1998 Stock Option Plan 19
Certain Transactions 19
Security Ownership of Certain Beneficial Owners and Management 22
Escrow Securities 24

PROPOSAL 2 - PROPOSAL TO APPROVE THE COMPANY'S 1998 Stock OPTION PLAN 28

Certain Federal Income Tax Consequences under The 1998 Plan 29
Vote Required; Board Recommendation 30

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS 31

PROPOSAL 4 - AMENDMENT AND RESTATEMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION 32

Vote Required; Board Recommendation 32

PROPOSAL 5 - RATIFICATION AND APPROVAL OF CERTAIN LOAN TRANSACTIONS AND SECURITIES ISSUANCES 33

Vote Required; Board Recommendation 33

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS 34

Results of Operations for Fiscal Year Ended March 31, 1999 (Fiscal 1999) Compared To The Fiscal Year Ended March 31, 1998 (Fiscal 1998) 36
Consolidated Revenue 39
Liquidity and Capital Resources 43
Charge to Income in the Event of Release of Escrow Securities 44
Seasonality 45
Year 2000 Compliance 45

RECENT DEVELOPMENTS 46

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934 48

SUBMISSION OF STOCKHOLDER PROPOSALS 48

OTHER MATTERS 48

ANNEX I - RESPONSE LETTER FROM ERNST & YOUNG, LLP A-I-1

ANNEX II - Fifth Amended and Restated Certificate of Incorporation A-II- 1

ANNEX III - 1998 STOCK OPTION PLAN OF DIGITAL VIDEO SYSTEMS, INC. A-III- 1

PROPOSAL 1 -
ELECTION OF DIRECTORS

Nominees

At the Annual Meeting, nine directors, which will constitute all of the members of the Board of Directors, are to be elected to serve until the next Annual Meeting or until their successors are duly elected and qualified. All nominees have consented to being named herein and have agreed to serve if elected. The names of such nominees are as follows:

Ande Abbott

Michael S. Chen

Young Sam Cho

Robert W. Dutton

Mali Kuo

Philip B. Smith

Edmund Y. Sun

Douglas Watson

Jia-Hong Zang

Management proxies will be voted FOR the election of all of the above-named nominees unless the stockholders indicate that the proxy shall not be voted for all or any one of the nominees. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions, broker nonvotes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named. Only holders of Common Stock may vote with respect to the election of the above-named director nominees.

On February 4, 1999 the Board of Directors, by unanimous resolution, increased its size to nine and appointed Mali Kuo as Co-Chairman of the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
THE NINE PERSONS NOMINATED FOR DIRECTOR HEREIN.

Meetings; Attendance; Committees

During the fiscal year ended March 31, 1999, the Board of Directors of the Company met ten times. The executive committee has been actively overseeing the daily operations and management of the Company since November 1998 with frequent meetings among the members of the committee and with the Company's officers. There was one compensation committee and no risk management committee, nominating committee or audit committee meetings held during the fiscal year. No incumbent member who was a director during the fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and all meetings of the committees of the Board of Directors on which he served.

Edmund Sun and Mali Kuo, Co-Chairmen of the Board, are each ex-officio members of each committee of the Board of Directors, except for the compensation, audit and option committees. In addition to the two Co-Chairmen, the composition of the committees of the Board is as described hereafter. The Company's compensation committee was formed to make recommendations to the Board of Directors concerning salaries and incentive compensation for officers and employees of the Company. The compensation committee currently consists of Messrs. Watson, Smith and Abbott. The audit committee reviews the scope of the audit and other accounting related matters. The Company's audit committee currently consists of Messrs. Smith and Watson. The Company's risk management committee was formed to establish systems and policies to supervise and manage the Company's risk of doing business outside the United States. The risk management committee currently consists of Messrs. Smith and Chen. The nominating committee was formed to make recommendations to the Board of Directors as to nominees to serve on the Board of Directors. The nominating committee currently consists of Messrs. Smith and Watson. The Board of Directors also has an executive committee, which committee is authorized to exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, to the fullest extent permitted by law. The executive committee currently consists of Messrs. Watson and Chen. The Company also has a committee of "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, comprised of Messrs. Smith and Abbott, to make grants of options to executive officers under the Company's stock option plans. The Company has no other committees of its Board of Directors.

Management of the Company

Set forth below is certain information with respect to the directors and executive officers of the Company as of August 31, 1999 and with respect to the director nominees:

Name	Age	Position	Director Since
Dr. Edmund Y. Sun(1)	52	Co-Chairman of the Board	1992
Mali Kuo(2)	46	Co-Chairman of the Board and Chief Executive Officer	1999
Sung Hee Lee(1)	44	Chief Operating Officer and President of Asian Operations
Robert Baker(1)	69	Chief Financial Officer
Robert S. Werbicki	47	Executive Vice President
Ande Abbott(1)	56	Director	1999
Michael S. Chen(3)	46	Director	1998
Young Sam Cho	46	Director	1998
Dr. Robert W. Dutton	54	Director Nominee
Philip B. Smith	64	Director	1995
Douglas Watson(3)	46	Director	1998
Jia-Hong Zang	55	Director Nominee

_______________

  Effective June 23, 1998, Dr. Sun resigned as Chief Executive Officer, Mr. Parkinson resigned as President and Chief Operating Officer, Edward M. Miller was appointed Chief Executive Officer and President of U.S. Operations, Mr. Lee was appointed President and Chief Operating Officer of Asian Operations and Mr. Smuda was appointed Chief Financial Officer. Effective March 8, 1999, Mr. Smuda resigned as Chief Financial Officer and became a consultant to the Company. Effective June 1, 1999, Mr. Baker was appointed Chief Financial Officer. Effective March 15, 1999, Sanford C. Sigoloff resigned as a member of the Board of Directors. Effective June 23, 1999, Carey Fitchey resigned as a member of the Board of Directors. Effective June 22, 1999, Mr. Abbott was elected to the Board of Directors.
  Effective February 18, 1999, Mr. Miller resigned as Chief Executive Officer and President of U.S. Operations and became a consultant to the Company. At such time, Ms. Kuo assumed the role of Chief Executive Officer.
  Elected by the holders of the Preferred Stock as of November 1, 1998. At such time, the holders of Preferred Stock had the right to elect two (2) members of the Board of Directors. Such right to elect directors has since expired.

Dr. Edmund Y. Sun founded the Company in 1992 and has served as its Chairman of the Board since that time. Dr. Sun has also served as Chief Technology Officer of the Company since June 1998. From October 1992 to June 1998, Dr. Sun served as the Company's Chief Executive Officer and from October 1992 to May 1996, he served as the Company's President. Dr. Sun founded C-Cube Microsystems Inc. ("C-Cube"), a public company involved in the development of full-color still and motion picture compression technology, and was its Chief Executive Officer from March 1989 to September 1991, and Chairman of the Board from August 1988 until April 1993. Dr. Sun was also previously a founder, Vice President and Chief Technical Officer of Weitek Corporation, a public company involved in high-speed three-dimensional shaded graphics systems and the use of high speed chips in various computer applications. Dr. Sun is a director of CSS Laboratories Inc., a privately held company involved in computer hardware. Dr. Sun has a Ph.D. in Applied Physics and an M.S. in Electrical Engineering from the California Institute of Technology, and a B.S. in Electrophysics from the National Chiao-Tung University in Taiwan.

Mali Kuo was appointed as the Company's Chief Executive Officer and Co-Chairman of the Board in February 1999 and has served in such capacities since that time. From 1997 to 1998, she served as Chief Financial Officer and then later as Chief Executive Officer of Well Communications, Inc., a supplier of carrier telecommunications via satellite between the United States and Asia. From 1996 to 1997, she served as Executive Vice President of Unistar Technology Co., the manufacturer's representative in the United States for a major PCB manufacturer in Taiwan. From 1993 to the present, Ms. Kuo has arranged numerous large-scale financing projects which include negotiations of contracts in excess of $10 million for Astoria Metal Corporation, financing for acquisitions by Pacific Rim Metals, Inc. and financing of multi-unit housing projects throughout Northern California. Ms. Kuo received her three-year college education from Shih Chien College in Taipei, Taiwan.

Sung Hee Lee was appointed President and Chief Operating Officer of the Company's Asian Operations in June 1998. Mr. Lee served as a director of the Company from March 1994 to June 1998. Mr. Lee also serves as Managing Director of DVS Korea Co., Ltd. Prior to joining the Company, Mr. Lee founded the Multimedia Business Division of Hyundai Electronics Industries Co., Ltd. ("Hyundai") and served as its director from March 1993 to June 1998. From May 1991 until March 1993, Mr. Lee served as a Senior Manager of the Marketing Department of Hyundai's Information Systems Business Sector, and from January 1989 until May 1991, he served as a Senior Manager of Hyundai's Computer Export Department. Mr. Lee is a director of Wanyan Electronics Co., Ltd., in China. He received his M.S. in Industrial Engineering from the Korea Advanced Institute of Science & Technology.

Robert Baker was appointed as the Company's Chief Financial Officer in June 1999. Since joining the Company in May 1997 as Corporate Controller, Mr. Baker has handled special assignments in Asia as well as assisting in the downsizing of U.S. operations. From October 1994 to March 1997, Mr. Baker was the Chief Financial Officer of Shape, Inc., a manufacturer of home video entertainment and computer related products. From 1987 to 1994, Mr. Baker was President and Chief Executive Officer of Technology Service Group, Inc., a developer and manufacturer of payphones for the Bell operating companies and large independent telephone companies.

Robert S. Werbicki has served as the Company's Executive Vice President, Computer Products since July 1997. In 1995, Mr. Werbicki founded Synchrome Technology Inc., a development and marketing company that integrates CD-ROM drives into finished peripheral add-on personal computer products, and develops and markets multimedia audio software. He served as its President from January 1994 to March 1995, and again from January 1996 to July 1997. From April to December 1995, Mr. Werbicki served as General Manager and consultant to Mountain Network Solutions and Nakamichi Peripherals Corporation. From 1990 to 1993, he held various executive positions at Rexon Inc., including President of Rexon/Tacmar Inc.; President of Sytron, Rexon's software development and marketing subsidiary; and General Manager of the Wangtek DAT Division. Mr. Werbicki received his B.S.E.E. degree from the University of the Pacific and a Bachelor of Commerce degree from the University of Toronto.

Ande Abbott has served as a Director since June 1999. Mr. Abbott has been a respected member of organized labor union for 32 years. For the past 21 years, he has worked in Washington D.C. where he is currently Assistant to the International President and Director of Legislation for the International Brotherhood of Boilermakers. He also serves as the Director of the Shipbuilding and Marine Division, making him responsible for 40 civilian and federal shipyards throughout the United States and Canada. His duties require him to lobby the U.S. Congress to advocate or oppose proposed legislation in the interests of the union's 90,000 members. Mr. Abbot has also served on the Executive Board of the Maritime Trades Department of the American Federation of Labor - Congress of Industrial Organizations since 1991. In addition to his union activities, Mr. Abbott also serves on the Department of Labor Trade Advisory Committee and is serving his second year on the Advisory Committee of the Export-Import Bank.

Michael S. Chen has served as a Director since November 1998. Since 1992, Mr. Chen has served as the President of EMEE, Inc., a developer of intelligent electronic devices for automotive applications. Between 1987 and 1991, he worked at Cadence Design Systems, Inc., a world leader of ICCAD systems. Mr. Chen holds a B.S. degree in Physics from National Taiwan University, a M.S. degree and Ph.D. candidacy in Electrical Engineering from Stanford University.

Young Sam Cho has served as a Director since September 1998. Mr. Cho has also been the Director of the Corporate Planning Department of Hyundai since June 1994. From March 1990 until May 1994, Mr. Cho served as General Manager of Hyundai Electronics Europe Gmbh (Hyundai's European Sales Subsidiary). Mr. Cho received a B.A. degree in Business Administration from Seoul National University.

Robert W. Dutton is a director nominee. Dr. Dutton is a Professor of Electrical Engineering and Director of Research at the Center for Integrated Systems at Stanford University, positions he has held since 1971 and 1991, respectively. Dr. Dutton serves as a director of Varian Associates, Inc., a publicly held company. Dr. Dutton received B.S., M.S. and Ph.D. degrees from the University of California, Berkeley, in 1966, 1967 and 1970, respectively.

Philip B. Smith has served as a Director of the Company since November 1995. Mr. Smith has been a Vice Chairman of the Board of Spencer Trask Securities Incorporated since 1991. He was formerly a Managing Director of Prudential Securities in its merchant banking division from 1985 to 1991. Mr. Smith is a founding General Partner of Lawrence Venture Associates, a venture capital limited partnership headquartered in New York City, and was the General Partner from 1984 to 1985. From 1981 to 1984, he served as Executive Vice President and Group Executive of the international banking and worldwide corporations group at Irving Trust Company. Prior to joining Irving Trust Company, Mr. Smith was at Citibank for 15 years, where he founded Citicorp Venture Capital and served as its President and Chief Executive Officer. Since 1988, Mr. Smith has also been the managing general partner of The Private Equity Partnership, L.P. Mr. Smith is a director of Movie Gallery, Inc., DenAmerica Corp. and KLS Enviro Resources, Inc., all publicly held companies. Mr. Smith is an adjunct professor at Columbia University Graduate School of Business. Mr. Smith holds a B.S.E. from Princeton University and an M.B.A. from Harvard University.

Douglas T. Watson has served as a Director since November 1998. Mr. Watson is currently President and CEO of Astoria Metal Corporation, a ship repair and dismantling firm which he founded in 1992, currently operating in San Francisco. From 1986 to 1992, Mr. Watson was President and CEO of West State, Inc., a ship repair firm that he founded and operated in Portland, Oregon. West State, Inc. filed for Chapter 11 bankruptcy protection on October 17, 1994. During the period from 1986 to 1994, Mr. Watson also organized and operated many smaller companies dealing with finance, real estate, engineering and marine specialty work. In addition to his marine business experience, Mr. Watson has an extensive background in commercial and industrial real estate.

Jia-Hong Zang is a director nominee. Mr. Zang worked for the Metallurgical Research Center in Beijing for about 18 years before he was assigned a management position at China Metallurgical Import & Export Corporation (CMIEC), a state-owned business with more than thirty branch offices in China and six subsidiaries worldwide, for international trading of minerals, metals and related equipment, machinery and other products. In 1993, after working at CMIEC for about eight years, he was transferred to the United States as Vice President of United Hercules Inc. (UHI) in New York, a subsidiary of CMIEC. Since 1995, he has also served as President of Universal Metal Resources, Inc., an affiliate of UHI. Mr. Zang was graduated from the Department of Steel Engineering of Shijinshan Metallurgical Institute in Beijing, China.

Directors serve until the next annual meeting or until their successors are elected or appointed. Officers are elected by and serve at the discretion of the Board of Directors. There are no family relationships among the officers or directors of the Company with the exception of Mr. Chen being related to Ms. Kuo through their previous marriage.

Pursuant to the underwriting agreement entered into by the Company in connection with the initial public offering of the Company's securities in May 1996 (the "IPO"), the Company agreed for a period of five years commencing on May 9, 1996, if requested by the underwriter, D.H. Blair Investment Banking Corp. (the "Underwriter"), to nominate a designee of the Underwriter who is reasonably acceptable to the Company to the Company's Board of Directors. To date, the Underwriter has not designated a director.

Compensation Of Directors And Executive Officers

The following table sets forth the compensation for the fiscal years ended March 31, 1999, March 31, 1998 and March 31, 1997, respectively, paid by the Company to its Chief Executive Officer and the other executive officers of the Company who earned in excess of $100,000 (collectively, the "Named Executive Officers") based on salary and bonus for the fiscal year ended March 31, 1999:

Name and Principal Position	Annual Compensation(1)			Long Term Compensation Awards
	Fiscal Year	Salary($)	Other Annual Compensation ($)	Securities Underlying Options (#)
Dr. Edmund Y. Sun Co-Chairman of the Board and Chief Technology Officer	1999 1998 1997	160,000 165,157 159,751	-- -- --	57,143 -- --

Mali Kuo(2) Co-Chairman of the Board and Chief Executive Officer	1999 1998 1997	-- -- --	-- -- --	57,143 -- --

Edward M. Miller (3) Former Chief Executive Officer and President of U.S. Operations	1999 1998 1997	131,944 41,409 --	-- -- --	30,714 19,286 --

Thomas R. Parkinson (4) Former President and Chief Operating Officer	1999 1998 1997	70,000 393,166 --	-- -- --	-- 128,571(5) --

Sung Hee Lee President and Chief Operating Officer, Asia Operations	1999 1998 1997	160,000 -- --	-- -- --	35,714 -- --

John Smuda(6) Former Chief Financial Officer	1999 1998 1997	124,349 49,654 --	-- -- --	28,571 7,143 --

Robert S. Werbicki Executive Vice President	1999 1998 1997	150,000 144,806 --	57,137 -- --	10,714 -- --

Gary Franza Former Executive Vice President New Media Division	1999 1998 1997	93,932 138,439 --	-- 89,861(7) --	5,019 17,857 --

___________

(1) The compensation described in this table does not include medical insurance, retirement benefits and other benefits received by the foregoing executive officers which are available generally to all employees of the Company and certain perquisites and other personal benefits received by the foregoing executive officers of the Company, the value of which did not exceed the lesser of $50,000 or 10% of the executive officer's cash compensation in the table.

(2) Ms. Kuo was appointed as the Chief Executive Officer of the Company in February 1999. Options to acquire 57,143 shares of Common Stock were granted to Ms. Kuo in connection with her employment with the Company. Such options are not exercisable until the second anniversary from the last vesting date of these options, unless the exercise date is accelerated under certain circumstances based on the stock performance on the market. This table does not include a grant by the Company of non-qualified options to purchase 35,714 shares of Common Stock authorized by the Company's Board of Directors prior to Ms. Kuo's appointment as an officer for the Company. The foregoing non-qualified options are subject to attainment of certain financing targets for the Company. See "- Certain Transactions".

(3) Mr. Miller was appointed Chief Executive Officer of the Company and President of U.S. Operations effective June 23, 1998. Mr. Miller served as Chief Financial Officer of the Company from January 1998 to June 1998. In connection with his appointment as the Company's Chief Executive Officer in June 1998, Mr. Miller was granted options to purchase an additional 30,714 shares of Common Stock at an exercise price of $7.875 per share, which options were cancelled on August 11, 1999 by mutual agreement between Mr. Miller and the Company. Effective February 18, 1999, Mr. Miller resigned as Chief Executive Officer and President of U.S. Operations and became a consultant to the Company. As of August 11, 1999, Mr. Miller ceased to be a consultant to the Company.

(4) Mr. Parkinson resigned as President and Chief Operating Officer of the Company on June 23, 1998, effective July 3, 1998.

(5) Options to acquire 128,571 shares of Common Stock were granted to Mr. Parkinson on March 28, 1997 in connection with his employment with the Company, which commenced on April 15, 1997. In connection with Mr. Parkinson's resignation as the Company's President, 100,298 of such options were cancelled as of July 3, 1998.

(6) Mr. Smuda served as the Company's Vice President, Business Development from November 1997 to June 1998. On June 1998, Mr. Smuda was appointed Chief Financial officer and served in such capacity until he resigned in March 1999.

(7) Represents payments made to Mr. Franza as a consultant prior to his employment by the Company as Executive Vice President of the New Media Division in August 1997. Mr. Franza's employment with the Company terminated on December 1, 1998.

The following table provides information on stock options granted during the fiscal year ended March 31, 1999:

Options Granted in Fiscal Year Ended March 31, 1999
	Individual Grants
Name	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price (per share)	Expiration Date
Dr. Edmund Y. Sun	57,143	12.8%	$7.875	6/22/02
Ma Li Kuo	57,143	12.8%	$9.41	2/18/02
Sung Hee Lee	35,714	8%	$7.875	6/22/02
Edward M. Miller	14,286	3%	$7.875	6/22/01
Thomas R. Parkinson	14,328(1)	3%	$7.875	7/03/98 3/28/07
John Smuda	28,571	6%	$7.875	6/22/01

____________________

(1) All of such options were cancelled effective as of July 3, 1998.

Option Repricing

In January 1998, the Board of Directors approved an offer to each of the Company's employees (other than Mr. Parkinson, who was at that time the Company's President) who held stock options (the "Repricing Offer"). Pursuant to the terms of the Repricing Offer, employees were permitted to trade in 25% of their outstanding options in order to reprice the remaining 75% of their options at an exercise price of $15.12 per share (such offer did not include any options held in the Company's performance escrow created in connection with its 1996 initial public offering). The Board of Directors' decision was based on the rationale that employees and officers must be sufficiently incentivized to continue their employment with the Company and to perform at a level that could enhance stockholder return. Although most options granted during the fiscal year ended March 31, 1998 had exercise prices significantly below the offered repriced exercise price of $15.12 per share (the closing price of the Company's Common Stock on the Nasdaq National Market on January 14, 1998), a substantial number of outstanding options granted in prior fiscal years had exercise prices far above the prevailing market price in January 1998. Two of the Named Executive Officers were offered the opportunity to participate in the Repricing Offer because such officers had joined the Company and had received option grants at a point in time when the fair market value of the Common Stock (and therefore the exercise prices of their options) was significantly higher than $15.12.

Director Compensation

Directors receive $15,000 per year (other than directors who are employees of the Company) as compensation for serving on the Board of Directors and are also entitled to participate in the Company's stock option plans and from time to time to receive grants of options thereunder to purchase shares of Common Stock. In fiscal year 1999, all non-employee directors were granted options to purchase 14,286 shares of Common Stock pursuant to the Company's 1998 Stock Option Plan (the "1998 Plan"). These options vest pro rata over the 48-month period following the grant date, if not earlier cancelled pursuant to the terms and conditions of the 1998 Plan.

Employment and Consulting Agreements

In March 1996, the Company entered into an employment agreement (the "Sun Employment Agreement") with Dr. Sun, the Company's founder, Chairman of the Board and then Chief Executive Officer. The term of the Sun Employment Agreement commenced in May 1996 and will expire on March 31, 2001; provided, however, that the Sun Employment Agreement can be terminated by either party after March 31, 1999, if all of the Escrow Securities (as defined herein) have been released.

The Sun Employment Agreement provides that in consideration for Dr. Sun's services, he is to be paid an annual salary of $160,000, with increases in salary and bonuses after the first year of employment as deemed appropriate by the Board of Directors. In June 1998, Dr. Sun resigned as Chief Executive Officer and was appointed Chief Technology Officer. In connection with his appointment as Chief Technology Officer, Dr. Sun was granted five-year options to purchase 57,143 shares of Common Stock at an exercise price of $7.875 per share. Such options vest at a monthly rate of 2.083% over a four-year period commencing on the date of grant, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. Dr. Sun's compensation package remains the same, although the payment thereof has been voluntarily deferred.

The Company entered into a two-year employment agreement dated as of March 28, 1997 with Thomas R. Parkinson, pursuant to which Mr. Parkinson became the President and Chief Operating Officer of the Company commencing on April 15, 1997. During the fiscal year ended March 31, 1998, Mr. Parkinson received options to purchase 71,429 shares of Common Stock under the Company's 1996 Stock Option Plan and options to purchase 57,143 shares of Common Stock under the Company's 1993 Amended and Restated Stock Option Plan. Mr. Parkinson received an annual salary of $280,000 and was eligible for an annual performance bonus ranging from $120,000 to $200,000. Mr. Parkinson's salary and bonus would be mutually agreed to by Mr. Parkinson and the Board of Directors after the first year. Mr. Parkinson terminated his employment as the Company's President on July 3, 1998. In connection with his termination, Mr. Parkinson and the Company agreed that his options to purchase 28,274 shares of Common Stock would vest on July 3, 1998. The remaining 100,298 options (including 38,095 Escrow Options) were cancelled on July 3, 1998. As of March 31, 1999, all vested options expired unexercised.

In December 1997, the Company entered into a fifteen-month employment agreement with Edward M. Miller, pursuant to which Mr. Miller became the Chief Financial Officer of the Company in January 1998. Upon entering into such agreement, Mr. Miller received four-year options to purchase 19,286 shares of Common Stock at $10.08 per share under the Company's 1996 Plan. Such options vest at a monthly rate of 2.083% over a ten-year period commencing on March 1, 1998, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. Mr. Miller received an annual salary of $135,000 and was eligible for an annual performance bonus ranging from $27,000 to $67,500. Mr. Miller's employment as Chief Financial Officer was renewable at the end of the fifteen-month term by mutual agreement of the parties. On June 24, 1998, Mr. Miller was appointed Chief Executive Officer of the Company and President of its U.S. Operations. Mr. Miller was granted ten-year options to purchase an additional 30,714 shares of Common Stock at an exercise price of $7.875 per share under the Company's 1998 Plan in connection with such appointment. Such options vest at a monthly rate of 2.083% over a four-year period commencing on the grant date, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. On February 22, 1999, Mr. Miller resigned as Chief Executive Officer and President of U.S. Operations. Mr. Miller agreed to retain certain duties until April 1999, when the Company entered into a consulting agreement with Mr. Miller, pursuant to which Mr. Miller agreed to become a consultant to the Company for a period of one year ending April 23, 2000. Pursuant to the consulting agreement, Mr. Miller was entitled to receive an annual salary of $135,000. In addition, the portion of each stock option held by Mr. Miller that had not vested as of February 22, 1999 now vested at a rate of 1/12 per month on the 21st day of each month commencing as of February 1999 through February 2000. Except as described above, Mr. Miller's options continued to remain in effect during the term of the consulting agreement. On August 11, 1999, Mr. Miller and the Company terminated Mr. Miller's consultancy by mutual agreement. In connection with such termination of Mr. Miller's consultancy, all options to purchase shares of Common Stock held by Mr. Miller at the time of such termination were cancelled and Mr. Miller was granted new options to purchase 14,286 shares of Common Stock at $7.00 per share. Such new options vest at a monthly rate of 2.083% over a four-year period commencing on August 11, 1999.

In August 1997, the Company entered into a three-year employment agreement with Robert S. Werbicki, pursuant to which Mr. Werbicki became the Company's Executive Vice President of Computer Products. Upon entering into such agreement, Mr. Werbicki received ten-year options to purchase 14,286 shares of Common Stock at $32.83 per share under the Company's 1996 Plan. Such options vest at a monthly rate of 2.083% over a four-year period commencing on September 1, 1997, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. Mr. Werbicki forfeited 25% of such options pursuant to the Repricing Offer. See " - Option Repricing". Pursuant to his employment agreement, Mr. Werbicki received an annual salary of $150,000. Mr. Werbicki was also eligible for a quarterly performance bonus equal to a certain percentage of the gross margin from all hardware sales under the Computer Products Division. Effective July 20, 1999, Mr. Werbicki resigned as Executive Vice President of Computer Products. On August 9, 1999, Mr. Werbicki rejoined the Company as an Executive Vice President on a part-time basis at a base salary of $2,884.62 per week pro-rated based on a five-day work week being full time employment.

In August 1997, the Company entered into a two-year employment agreement with Gary Franza, pursuant to which Mr. Franza became the Executive Vice President of Business Development for the Company and Chief Operating Officer of the Company's Atlanta, Georgia operations. Upon entering into such agreement, Mr. Franza received ten-year options to purchase 17,853 shares of Common Stock at $32.83 per share under the Company's 1996 Plan. Such options vest at a monthly rate of 2.083% over a four-year period commencing on September 1, 1997, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. Mr. Franza forfeited 25% of such options pursuant to the Repricing Offer. See " - Option Repricing". Mr. Franza received an annual salary of $180,000 and was eligible for an annual performance bonus ranging from $40,000 to $80,000. Mr. Franza's employment with the Company terminated on December 1, 1998.

In May 1998, the Company entered into an employment agreement with Sung Hee Lee, pursuant to which Mr. Lee became President of the Company's President of Asia Operations. Upon entering into such agreement, Mr. Lee received options to purchase 35,714 shares of Common Stock under the Company's 1998 Stock Option Plan. Such options vest over a four-year period, subject to acceleration of this vesting schedule or forfeiture of these options under certain circumstances. Mr. Lee receives an annual salary of $160,000 and will be eligible for an annual performance bonus. Mr. Lee's employment as President, Asia Operations is renewable at the end of the 36-month term by mutual agreement of the parties.

On February 18, 1999, the Company entered into an employment agreement with Mali Kuo pursuant to which Ms. Kuo became the Chief Executive Officer of the Company as of the date thereof. In connection with such agreement, Ms. Kuo received options to purchase 57,143 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the option grant date. Such options vest at a rate of 25% on each of May 17, 1999; August 17, 1999; November 17, 1999 and February 17, 2000, provided Ms. Kuo has continuously served as Chief Executive Officer through the applicable vesting date. If such options are fully vested, Ms. Kuo may exercise such options with respect to all 57,143 shares of Common Stock on or after February 18, 2001. If Ms. Kuo's service as Chief Executive Officer terminates before such options are fully vested, Ms. Kuo may exercise any vested options on and after the second anniversary of the last vesting date on which Ms. Kuo served as the Company's Chief Executive Officer. The exercise date may be accelerated under certain circumstances. Ms. Kuo is entitled to receive an annual salary of $150,000 which she has voluntarily deferred. The initial term of Ms. Kuo's employment agreement ends on February 17, 2000, subject to prior termination due to death, disability, voluntary resignation, written notice by the Company with or without cause or 30 days prior written notice by Ms. Kuo with or without cause. The initial term automatically renews for successive one- year periods unless the Company terminates the employment agreement by written notice at least 30 days prior to February 17, 2000 or 30 days prior to each one- year anniversary thereafter. If Ms. Kuo's employment agreement is terminated for cause, resignation, death or disability, Ms. Kuo is not entitled to any severance payment. If the Company terminates Ms. Kuo's employment without cause, the Company shall pay Ms. Kuo a lump sum severance payment equal to 20% of her then existing base salary. In addition, the agreement provides that if Ms. Kuo's employment with the Company is terminated for any reason, then she will resign as a director of the Company.

On September 20, 1999, the Company entered into a two year employment agreement with Robert Baker pursuant to which Mr. Baker remained as the Company's acting Chief Financial Officer. Pursuant to his employment agreement, Mr. Baker is entitled to receive an annual salary of at least $75,000. In addition, Mr. Baker was granted options to purchase 19,700 shares of Common Stock during the period of his employment at the Company at an exercise price of $4.90 per share. The options vest at a monthly rate of 4.166666% during the period of Mr. Baker's employment with the Company. Mr. Baker may exercise his options to purchase any and all shares vested upon termination of his employment up to twelve months after Mr. Baker's date of termination. In the event Mr. Baker is terminated by the Company for any reason other than good cause, Mr. Baker shall be entitled to severance pay equal to three months of his then current salary.

Stock Option Plans

In October 1993, the Board of Directors approved the Company's 1993 Stock Option Plan, which plan was subsequently approved by the Company's stockholders in March 1994. In April 1996, the Board of Directors and the stockholders of the Company approved the 1993 Amended and Restated Stock Option Plan, as amended (the "1993 Plan"), which effected certain amendments to the 1993 Stock Option Plan. The 1993 Plan provides for the grant of options to officers, directors, other key employees and consultants of the Company to purchase up to an aggregate of 537,505 shares of Common Stock. The 1993 Plan may be administered by the Board of Directors or a committee thereof and is currently administered by the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1993 Plan. Notwithstanding the foregoing, grants of options to Named Executive Officers may be made only by a committee of directors who qualify as "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Options granted under the 1993 Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant. The aggregate fair market value of Common Stock underlying all incentive stock options (granted under any of our stock option plans) that vest during any calendar year may not exceed $100,000 per optionee. Nonqualified options may be granted under the 1993 Plan at an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Notwithstanding the foregoing, the exercise price of all options granted under the 1993 Plan may not be less than 110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (six months in the case of termination by reason of death or disability) following termination of employment.

Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1993 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1993 Plan, shares subject to options that have been cancelled or terminated are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1993 Plan is effective for ten years, unless sooner terminated or suspended. The 1993 Plan provides that options covering no more than 107,143 shares of Common Stock may be granted to any one employee in any twelve-month period.

During the fiscal year ended March 31, 1999, no options to purchase Common Stock were granted under the 1993 Plan. As of September 30, 1999 there were 315,231 options available for grant under the 1993 Plan.

In September 1996, the Company's Board of Directors approved the 1996 Plan, which was subsequently approved by the Company's stockholders in September 1997. The purpose of the 1996 Plan is to enable the Company to attract and retain top-quality employees, officers, directors and consultants and to provide such employees, officers, directors and consultants with an incentive to enhance stockholder return. The 1996 Plan became effective on the first day immediately following the date on which the 1996 Plan was approved by the stockholders.

The 1996 Plan provides for the grant of options to officers, directors, other key employees and consultants of the Company to purchase up to an aggregate of 214,286 shares of Common Stock. The 1996 Plan may be administered by the Board of Directors or a committee thereof, and is currently administered by the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1996 Plan. Notwithstanding the foregoing, grants of options to executive officers may be made only by a committee of directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code. Options granted under the 1996 Plan may be "incentive stock options" as defined in Section 422 of the Code, or nonqualified options, and will be designated as such.

The exercise price of incentive stock options may not be less than 100% of the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The aggregate fair market value of Common Stock underlying all incentive stock options (granted under any of our stock option plans) that vest during any calendar year may not exceed $100,000 per optionee. Nonqualified options may be granted under the 1996 Plan at an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (six months in the case of termination by reason of death or disability) following termination of employment.

Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1996 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1996 Plan, shares subject to cancelled or terminated options are reserved for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1996 Plan is effective for ten years, unless sooner terminated or suspended. The 1996 Plan provides that options covering no more than 71,429 shares of Common Stock may be granted to any one employee in any twelve-month period.

During the fiscal year ended March 31, 1999, options to purchase 286 shares of Common Stock were granted under the 1996 Plan. As of September 30, 1999 there were 161,928 options available for grant under the 1996 Plan.

1997 Employee Stock Purchase Plan

On May 13, 1997, the Company's Board of Directors adopted the 1997 Employee Stock Purchase Plan (the "1997 Plan"). The 1997 Plan was approved by the Company's stockholders in September 1997. The 1997 Plan is designed to provide eligible employees of the Company and its participating subsidiaries (collectively "Participating Companies") with added incentive to continue in the employment of the Participating Companies by permitting them to purchase shares of Common Stock on a discounted basis through payroll withholding. The 1997 Plan became effective on the first day immediately following the date of its approval by the Company's stockholders.

The 1997 Plan may be administered by the Board of Directors or a committee thereof consisting of at least three persons (the "Committee"), at least one of whom must be a member of the Board of Directors. The Committee has the authority to interpret the 1997 Plan and to establish rules and regulations thereunder.

Up to 71,429 shares of Common Stock in the aggregate may be purchased under the 1997 Plan, subject to adjustment in the event of a stock dividend, stock split or combination of shares.

Participation under the 1997 Plan is open to all active employees of the Participating Companies, except (i) employees who have not been continuously employed by the Participating Companies for at least one year, (ii) employees whose customary employment by the Participating Companies is less than 20 hours per week or (iii) employees whose customary employment by the Participating Companies is five months or less in any calendar year. Employees who, immediately upon enrollment in the Plan, would, together with certain relatives, own more than 5% of the total combined voting power or value of all classes of stock of the Company or any subsidiary corporation thereof are not eligible. No individual may be granted the right to purchase stock with an aggregate fair market value of over $25,000 in any calendar year.

Payment for shares of Common Stock is to be made in installments through payroll deductions over the 1997 Plan's designated offering period (the "Offering Period").

Each eligible employee may enroll in the 1997 Plan as of the first day of the Offering Period following the date which is ten days after such employee first becomes eligible to participate in the 1997 Plan or as of the first day of any subsequent Offering Period (or as of the first day of each three-month period ending on the close of a calendar quarter during and within an Offering Period (an "Interim Offering Period")).

Each eligible employee may authorize payroll deductions under the 1997 Plan in an amount not to exceed 10% of the participant's compensation (before withholding or other deductions). For purposes of the 1997 Plan, "compensation" means the annual base rate of pay, determined by the Board of Directors (including commissions, but exclusive of bonuses and certain other fringe benefits).

As of the last day of each Interim Offering Period, funds credited to each participant's account will be applied to the purchase of whole shares of Common Stock. No interest will be paid on amounts held in a participant's account. The purchase price per share of Common Stock under the 1997 Plan for any Offering Period shall be 85% of the fair market value of the Common Stock on the first business day or the last business day of such Offering Period, whichever is less.

A participant may at any time elect to terminate his participation in the 1997 Plan, except that no such termination shall be effective as to any Interim Offering Period unless such election is received in writing by the Committee prior to the last day of such Interim Offering Period.

In the event of the death of any participant, the termination of his employment with any of the Participating Companies for any reason (unless he remains or immediately becomes employed by another Participating Company), or any other cessation of his eligibility to participate in the Plan, his participation in the Plan shall immediately terminate, and all amounts not used to purchase shares of Common Stock as of the date of such termination shall be returned to him or his legal representatives.

Rights acquired under the 1997 Plan are not transferable (other than by will or the applicable laws of descent and distribution) and may be exercised only by a participant.

1998 Stock Option Plan

In May 1998, the Board of Directors approved the Company's 1998 Stock Option Plan (the "1998 Plan"). For a description of the 1998 Plan, see "PROPOSAL TO APPROVE THE COMPANY'S 1998 STOCK OPTION PLAN."

Certain Transactions

In October 1996, the Company acquired all of the outstanding capital stock of ViComp Technology, Inc. ("ViComp") for 70,179 shares (the "Acquisition Shares") of the Company's Common Stock (the "ViComp Acquisition"). Dr. Edmund Y. Sun, the Company's Co-Chairman of the Board, was a co-founder of ViComp and owned 57.3% of the outstanding capital stock of ViComp (for which he had paid a total of $1,000,000 in September 1995 and January 1996) at the time of the ViComp Acquisition. The Company issued to Dr. Sun 40,217 shares of Common Stock for his ViComp capital stock in the ViComp Acquisition (57.3% of the total 70,179 shares of Common Stock issued in the ViComp Acquisition).

Of the 40,217 Acquisition Shares issued to Dr. Sun, 20,109 were deposited into an escrow and are subject to forfeiture and cancellation under certain circumstances and may not be publicly resold until released from such escrow. The remaining Acquisition Shares issued to Dr. Sun were subject to a performance escrow relating to ViComp and were cancelled under that escrow because certain milestones were not reached by July 1997.

The ViComp Acquisition was unanimously approved by the disinterested members of the Company's Board of Directors, and the Company's Board of Directors was advised by Sutter Securities Incorporated that the ViComp Acquisition is fair from a financial point of view to the Company's stockholders other than Dr. Sun.

The Company borrowed $1,000,000 from Dr. Sun in June 1998. Under the terms of the loan agreement between the Company and Dr. Sun, the loan from Dr. Sun was converted into 190,211 shares of Common Stock in August 1998 at a price of $5.2962 per share (100% of the average closing price of the Common Stock over the five trading days following the Company's issuance of a press release on June 30, 1998 describing the Company's earnings for fiscal 1998). Dr. Sun was granted registration rights covering those shares.

The Company currently leases its principal executive offices from Sun and Sun LLP, a limited liability partnership owned by Dr. Sun's wife, Jane Sun, and sons. The lease term commenced on December 17, 1998 and expires on December 16, 2003, subject to an option in favor of the Company to extend the lease one time for an additional five years. The lease payments are currently $11,600 per month, subject to an annual upward adjustment of 3%. The lease provides the Company with the option, exercisable within 180 days of the lease's commencement date, to have a professional appraiser do a market survey to determine the fair "market" rent for the premises. Following such a survey, the Company would have the option to pay the rent set forth in the lease or the rent determined by the appraiser. The lease provides that the lessor's consent is required for certain assignments and that the transfer of 25% or more of the voting power of the Company would be considered an assignment for such purposes. Thus, if Oregon Power Lending Institution were to acquire over 25% of the voting power of the Company after the commencement date of the lease, it would be considered an assignment. In such an event, the lessor would have the right to terminate the lease or increase the lease payments to 110% of their current rate. Pursuant to the lease, the Company is responsible for most costs of maintaining the premises and for the payment of property taxes. The lease also contains other, customary provisions including indemnities for environmental and other matters.

In June 1998, the Company acquired a perpetual, worldwide, royalty-free license to DVD-ROM technology owned by Hyundai in exchange for 285,714 shares of Common Stock. In addition, the Company, through a newly formed, wholly-owned subsidiary, DVS Korea, completed the acquisition of DVD-ROM manufacturing capabilities, a related research and development team and management from Hyundai for $1,000,000 in cash. The Company obtained a fairness opinion from Houlihan Lokey Howard & Zukin Financial Advisors, Inc., a nationally recognized independent valuation firm, with respect to the fairness of the financial terms of the transaction to the Company.

In March 1996, the Company entered into an employment agreement with Dr. Sun. During the fiscal year ended March 31, 1998, the Company entered into employment agreements with the following executive officers: Thomas R. Parkinson, Edward M. Miller, Robert S. Werbicki, Gary Franza and David Keller. See "ELECTION OF DIRECTORS - Employment and Consulting Agreements."

In August 1997, Mr. Werbicki sold substantially all of the assets of Synchrome Technology, Inc. to the Company for $753,000 and became an officer of the Company at that time. Pursuant to the purchase agreement, Synchrome Technology, Inc. received an additional cash payment of $125,000 in February 1998, and another cash payment of $125,000 was due upon the satisfaction of certain conditions set forth in the purchase agreement. Those conditions were satisfied as of June 15, 1998. The Company concluded negotiating the terms of the final payment with Mr. Werbicki and Synchrome Technology, Inc. on August 11, 1999, of which $13,680 remain outstanding and will be paid on October 28, 1999.

On October 15, 1998, the Company entered into an Investment Agreement (the "Investment Agreement") with Oregon Power Lending Institution, an Oregon corporation ("OPLI"). Pursuant to the Investment Agreement, the Company gave OPLI the right to invest up to $12.25 million in the Company in exchange for certain securities that would be convertible into a maximum of 3,468,085 shares of the Company's Common Stock.

Pursuant to the First Tranche of the Investment Agreement, on November 11, 1998, the Company issued 2,000 shares of Series C Convertible Preferred Stock ("Preferred Stock") to OPLI in exchange for $2.0 million cash. Each share of Preferred Stock is convertible into 303.9514 shares of Common Stock. Between November 12, 1998 and March 23, 1999, OPLI also made a series of loans to the Company in exchange for Convertible Promissory Notes in the aggregate principal amount of $4,475,326.40 in cash. These Convertible Promissory Notes accrue interest at 10% per annum, and the outstanding principal amount (and any accrued and unpaid interest thereon) may be converted into shares of Preferred Stock at a conversion price of $1,000 per share. Lastly, pursuant to the Investment Agreement, OPLI has an option to purchase 285,714 shares of Common Stock at $5.25 per share.

On March 23, 1999, the Company and OPLI entered into a Conversion Agreement whereby OPLI agreed irrevocably and without exception to convert the Convertible Promissory Notes to Preferred Stock.

The transactions contemplated by the Investment Agreement were unanimously approved by the Company's Board of Directors on October 14, 1998 and ratified by a majority of shareholders on March 23, 1999, approving (i) the transactions contemplated by the Investment Agreement, including the issuance by the Company of (A) up to $10,000,000 face value of Preferred Stock, (B) options (the "Options") to purchase up to 428,572 shares of the Company's Common Stock and (C) shares of Common Stock upon the conversion of the Preferred Stock and the exercise of the Options, and (ii) the convertibility of one or more convertible promissory notes issued or to be issued in lieu of a portion of the Preferred Stock to be issued under the Investment Agreement and the issuance of Common Stock upon conversion thereof.

Accordingly, the 2,000 shares of Preferred Stock that OPLI initially owned were converted into 607,903 shares of Common Stock, of which 458,967 shares were transferred to certain third parties and 148,936 shares were retained by OPLI. All of the Company's outstanding Convertible Promissory Notes to OPLI in the aggregate amount of $4,598,273.12 were also converted into 4,598 shares of Preferred Stock, which were then immediately converted into 1,397,569 shares of Common Stock. A total of 3,601,000 shares of Common Stock were outstanding immediately prior to the foregoing conversions, and a total of 5,606,472 shares were outstanding immediately thereafter. Including its option to purchase 285,714 shares of Common Stock, OPLI would hold the beneficial ownership of 1,856,536 shares of the Company's Common Stock, or 31.1% of the total outstanding common shares (including the shares issuable upon conversion of the option).

On January 8, 1999, prior to the time Mali Kuo became a director or an officer of the Company, she entered into a finders' agreement (the "Finder's Agreement") with the Company. On June 28, 1999, the Company and Ms. Kuo entered into a restatement of the Finder's Agreement amended for the purpose of clarifying the certain terms of the Finder's Agreement. Pursuant to the Finder's Agreement, Ms. Kuo was authorized to introduce a specified group of prospective investors and lenders to the Company. The Finder's Agreement provides that Ms. Kuo shall be compensated through the grant of options as follows: (i) for private placements of debt or equity that she arranges, she is entitled to receive options to acquire Common Stock at an exercise price per share of $6.37 in an aggregate dollar amount equal to 10% of the funds raised, (ii) for letters of credit which she arranges, she is entitled to receive options to acquire Common Stock at an exercise price per share of $6.37 in an aggregate dollar amount equal to 5% of the first $5,000,000 of funds raised, 7% of the next $5,000,000 of funds raised and 10% of any amounts over $10,000,000 raised. In order to be entitled to a fee for letters of credit, Ms. Kuo must arrange for letters of credit aggregating at least $3,000,000 which aggregate amount must remain in place for at least one year. On January 8, 1999, Ms. Kuo was granted options, as initial compensation, to purchase 7,143 shares of Common Stock at an exercise price per share of $6.37. On the same day, Ms. Kuo was also granted options to purchase 250,000 shares of Common Stock at an exercise price per share of $6.37 as an advance against fees to be received under the Finder's Agreement. Such grant is equivalent to the number of options Ms. Kuo would be granted if she raised $6,500,000 in debt and equity private placements and $15,000,000 in letters of credit. Ms. Kuo will not be granted any additional options unless her fees under the Finder's Agreement exceed 35,714 options (the "Advance"). Except for those options granted as initial compensation under the Finder's Agreement which were immediately exercisable upon grant, all options granted under the Finder's Agreement (including those in the initial grant (acting as an advance against fees) and any subsequent grants) are subject to vesting as follows: (i) all options granted as a fee in connection with a private placement of debt or equity vest upon the earlier of (A) the closing and funding of the applicable private placement and (B) January 8, 2006, if Ms. Kuo has been a director of the Company continuously until such date; (ii) all options granted as a fee in connection with securing letters of credit vest upon the earlier of (A) the date upon which letters of credit aggregating $3,000,000 have been in place for one year and (B) January 8, 2006, if Ms. Kuo has been a director of the Company continuously until such date and (iii) all options granted in the Advance which are not offset as fees, described in clauses (i) and (ii) immediately above, vest on January 8, 2006, if Ms. Kuo has been a director of the Company continuously until such date. Pursuant to the Finder's Agreement, the Company agreed to enter into a Registration Rights Agreement with Ms. Kuo, giving her piggyback registration rights and one demand registration right.

On September 30, 1999, the Company entered into an Asset Purchase and Option Agreement with Oregon Power Lending Institution, an Oregon corporation ("OPLI"), pursuant to which the Company sold to OPLI the assets used in its "DV Business", which is comprised of the Ad Insertion business segment and the Video on Demand business segment and an option to purchase 212,000 shares of the common stock of DVS Korea Ltd. ("DVS Korea"), a corporation organized under the laws of the Republic of South Korea and a wholly owned subsidiary of the Company. The purchase price paid by OPLI for such assets and the option to purchase shares of DVS Korea was $3,450,000. See "RECENT DEVELOPMENTS".

Security Ownership Of Certain Beneficial Owners And Management

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of October 6, 1999, by (i) each person who is known by the Company to own beneficially more than 5% of any class of the Company's voting securities; (ii) each of the Company's directors and director nominees; (iii) each of the Named Executive Officers and (iv) all executive officers, directors and director nominees of the Company as a group.

Name and Address(1)	Title of Class	Amount and Nature of Beneficial Ownership(2)	Percentage of Class
Dr. Edmund Y. Sun	Common	1,309,023(3)	21.05%
Mali Kuo	Common	37,202(4)	*
Thomas R. Parkinson	Common	0	*
Edward M. Miller	Common	6,803(5)	*
Sung Hee Lee	Common	13,393(6)	*
Robert Baker	Common	16,304(7)	*
Robert S. Werbicki	Common	5,580(8)	*
Gary Franza	Common	0	*
Ande Abbott	Common	0	*
Michael S. Chen .	Common	3,869(9)	*
Young Sam Cho	Common	4,274(10)	*
Robert W. Dutton	Common	0	*
Philip B. Smith	Common	25,279(11)	*
Douglas Watson	Common	3,869(12)	*
Jia-Hong Zang	Common	0	*
Hyundai Electronics Industries Company, Ltd. 10th Floor, Boram Building 70519, Yeeksamdong Kongnam Ku, Seoul, Korea	Common	842,428(13)	13.54%
Oregon Power Lending Institution 357 Castro Street, Suite 2 Mountain View, CA	Common	2,434,043(14)(15)	39.15%
All executive officers and directors and director nominees as a group (9 persons)		1,464,444	23.55%

*Less than one percent.

(1) Except as otherwise indicated, the address of each stockholder is c/o the Company at 280 Hope Street, Mountain View, California 94041.

(2) Includes shares of Common Stock placed into an escrow by such individual or entity in connection with the IPO. See "-- Escrow Securities." Nature of beneficial ownership of securities is direct and arises from sole voting power and sole investment power, subject to community property laws where applicable. Shares underlying options to purchase Common Stock exercisable within 60 days are deemed to be outstanding for purposes of calculating the number of shares owned by the holders of such options.

(3) Includes 20,109 shares of Common Stock acquired by Dr. Sun in the ViComp Acquisition, all of which have been deposited in escrow and are subject to cancellation in certain circumstances. Also includes 45,762 shares owned by Dr. Sun's sons and 4,509 shares owned by Dr. Sun's sister and her family. Also includes options to purchase 21,428 shares of Common Stock. Excludes options to purchase 35,715 shares of Common Stock which are not exercisable within 60 days.

(4) Includes options to purchase 37,202 shares of Common Stock. Excludes options to purchase 41,366 shares of Common Stock which are not exercisable within 60 days.

(5) Includes options to purchase 4,762 shares of Common Stock. Excludes options to purchase 9,524 shares of Common Stock which are not exercisable within 60 days.

(6) Although Mr. Lee served as Hyundai's representative on the Company's Board of Directors, he did not have any right to vote or dispose of the shares owned by Hyndai. Represents options to purchase 13,393 shares of Common Stock. Excludes options to purchase 22,321 shares of Common Stock which are not exercisable within 60 days.

(7) Represents options to purchase 16,304 shares of Common Stock. Excludes options to purchase 17,237 shares of Common Stock which are not exercisable within 60 days.

(8) Represents options to purchase 5,580 shares of Common Stock. Excludes options to purchase 5,134 shares of Common Stock which are not exercisable within 60 days.

(9) Represents options to purchase 3,869 shares of Common Stock. Excludes options to purchase 10,417 shares of Common Stock which are not exercisable within 60 days.

(10) Although Mr. Cho was nominated by Hyundai to serve as a director, he does not have any right to vote or dispose of the shares owned by Hyundai. Represents options to purchase 4,274 shares of Common Stock. Excludes options to purchase 10,297 shares of Common Stock not exercisable within 60 days.

(11) Includes options to purchase 19,502 shares of Common Stock. Excludes options to purchase 14,298 shares of Common Stock which are not exercisable within 60 days.

(12) Represents options to purchase 3,869 shares of Common Stock. Excludes options to purchase 10,417 shares of Common Stock which are not exercisable within 60 days.

(13) Mong Hun Chung is the Chairman and largest individual shareholder of Hyundai and may be considered a beneficial owner of such shares.

(14) Includes options to purchase 428,571 shares of Common Stock. These options are fully vested.

(15) OPLI has the right pursuant to the Letter Agreement to purchase additional shares of Preferred Stock. See "Liquidity and Capital Resources" and "Certain Transactions".

Escrow Securities

In connection with the IPO and through March 31, 1999, the holders of Common Stock and options to purchase Common Stock placed 1,155,189 shares (the "Escrow Shares") and options to purchase 283,665 shares (the "Escrow Options"), and the Company had placed, through March 31, 1999, options issuable under the 1993 Plan to purchase 4,003 shares of Common Stock (together with the Escrow Options and the Escrow Shares, the "Escrow Securities") into escrow pursuant to an escrow agreement (the "Escrow Agreement") with American Stock Transfer & Trust Company, as escrow agent. The Escrow Securities are not assignable or transferable; however, the Escrow Shares may be voted by the holders thereof. Holders of any options in escrow may exercise their options prior to their release from escrow; however, the shares issuable upon any such exercise will continue to be held in escrow as Escrow Shares pursuant to the Escrow Agreement.

All or a portion of the Escrow Securities may be released from escrow based on the Company's Minimum Pretax Income amounts (as defined and set forth below) or the trading price of the Company's Common Stock. The Minimum Pretax Income amounts (i) shall be calculated exclusively of any extraordinary earnings, including, but not limited to, any charge to income resulting from the release of the Escrow Securities; and (ii) shall be increased from the amounts established at the time of the IPO proportionately, with certain limitations, in the event additional shares of Common Stock or securities convertible into, exchangeable for or exercisable into Common Stock are issued after the IPO. The Minimum Pretax Income amounts as originally established at the time of the IPO are described below.

Of the Escrow Securities, one-half (representing 721,429 shares of issued or issuable shares of Common Stock) will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions are met (none of such conditions having been met to date):

          the Company's net income before provision for income taxes and exclusive of any extraordinary earnings as audited and determined by the Company's independent public accountants (the "Minimum Pretax Income") amounts to at least $10.0 million for the fiscal year ended March 31, 1997;
          the Minimum Pretax Income amounts to at least $15.0 million for the fiscal year ending March 31, 1998;
          the Minimum Pretax Income amounts to at least $45.9 million for the fiscal year ending March 31, 1999;
          the Minimum Pretax Income amounts to at least $61.9 million for the fiscal year ending March 31, 2000;
          the Minimum Pretax Income amounts to at least $77.8 million for the fiscal year ending March 31, 2001;
          commencing on May 9, 1996 and ending 18 months thereafter, the bid price of the Company's Common Stock averages in excess of $168.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 60 consecutive business days;
          commencing November 9, 1997 and ending 18 months thereafter, the bid price of the Company's Common Stock averages in excess of $336.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 90 consecutive business days; or
          during the periods specified in (vi) or (vii) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (vi) or (vii), respectively, equals or exceeds the applicable levels set forth in (vi) or (vii), respectively.

          The bid price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events. The Escrow Securities conditions (vi), (vii) and (viii) expired effective as of February 6, 1999.

          The remaining Escrow Securities (representing 721,429 shares of issued or issuable shares of Common Stock) will be released from escrow, on a pro rata basis, if, and only if, one or more of the following conditions is met (none of such conditions having been met to date):

          the Minimum Pretax Income amounts to at least $15.0 million for the fiscal year ended March 31, 1997;
          the Minimum Pretax Income amounts to at least $21.0 million for the fiscal year ending March 31, 1998;
          the Minimum Pretax Income amounts to at least $63.9 million for the fiscal year ending March 31, 1999;
          the Minimum Pretax Income amounts to at least $83.8 million for the fiscal year ending March 31, 2000;
          the Minimum Pretax Income amounts to at least $105.8 million for the fiscal year ending March 31, 2001;
          commencing on May 9, 1996 and ending 18 months thereafter, the bid price of the Company's Common Stock averages in excess of $336.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 60 consecutive business days;
          commencing November 9, 1997 and ending 18 months thereafter, the bid price of the Company's Common Stock averages in excess of $672.00 per share (subject to adjustment in the event of any reverse stock splits or other similar events) for 90 consecutive business days; or
          during the periods specified in (vi) or (vii) above, the Company is acquired by or merged into another entity in a transaction in which the value of the per share consideration received by the stockholders of the Company on the date of such transaction or at any time during the applicable period set forth in (vi) or (vii), respectively, equals or exceeds the applicable levels set forth in (vi) or (vii), respectively.

The bid price amounts set forth above are subject to adjustment in the event of any stock splits, reverse stock splits or other similar events. The Escrow Securities conditions (vi), (vii) and (viii) expired as of February 6, 1999.

Holders of Escrow Securities have agreed not to sell, transfer, hypothecate, negotiate, pledge, assign, encumber or otherwise dispose of any or all of the Escrow Securities unless and until (A) the Company shall have given notice that the conditions for the release of the Escrow Securities set forth in Paragraphs (a) and (b) above are met, or (B) such disposition is (i) proposed in connection with an agreement by which the Company is to be acquired by or merged into another entity in which the consideration paid by the acquiror per share of the Company's stock is no less than 80% of the minimum consideration required by Paragraphs (a)(vi) and (vii) above as to a disposition of up to 50% of the Escrow Securities or by Paragraphs (b)(vi) and (vii) above as to a disposition of up to 100% of the Escrow Securities and (ii) approved by at least 80% of the votes cast, in person or by proxy, by holders of the Common Stock eligible to vote on such matter excluding the shares held by the holders of the Escrow Securities, provided that the holders of at least 50% of the Common Stock (excluding the shares held by the holders of the Escrow Securities) actually vote on such matter, in person or by proxy, or are present, in person or by proxy, at the meeting at which the vote takes place. If the Company is acquired by or merges into another company that thereafter owns all of the outstanding stock of the Company except for the Escrow Securities, at any time from and after the consummation of the merger or acquisition, holders of Escrow Securities desiring to dispose of their Escrow Securities will be permitted to do so if the acquiror gives notice as to conditions being met in Paragraphs (a) and (b) above or consents in writing to the disposition, but no vote or consent of the former stockholders of the Company will be required.

Any money, securities, rights or property distributed in respect of the Escrow Securities, including any property distributed as dividends or pursuant to any stock split, merger, recapitalization, dissolution, or total or partial liquidation of the Company, shall be held in escrow until release of the Escrow Securities. If none of the applicable Minimum Pretax Income or bid price levels set forth above have been met by July 15, 2001, the Escrow Securities, as well as any dividends or other distributions made with respect thereto, will be cancelled and contributed to the capital of the Company. The Company expects that the release of the Escrow Securities to officers, directors, employees and consultants of the Company will be deemed compensatory and, accordingly, will result in a substantial charge to reportable earnings, which would equal the fair market value of such shares on the date of release. Such charge could substantially increase the loss or reduce or eliminate the Company's net income for financial reporting purposes for the period or periods during which such shares are, or become probable of being, released from escrow. Although the amount of compensation expense recognized by the Company will not affect the Company's total shareholders' equity, it may have a negative effect on the market price of the Company's securities.

The Minimum Pretax Income and bid price levels set forth above were determined by negotiation between the Company and the Underwriter of the IPO prior to the IPO and should not be construed to imply or predict any future earnings by the Company or any increase in the market price of its securities.

PROPOSAL 2 -
PROPOSAL TO APPROVE THE COMPANY'S 1998 Stock OPTION PLAN

In May 1998, the Board of Directors unanimously adopted the Company's 1998 Stock Option Plan (the "1998 Plan") in order to retain the services of qualified officers, directors, employees and consultants, and to provide such persons with benefits comparable to those provided by corporations similar to the Company. A copy of the 1998 Plan is attached to this Proxy Statement as Annex I. The 1998 Plan provides for the grant of options to officers, directors, other employees and consultants of the Company to purchase up to an aggregate of 571,429 shares of Common Stock. The 1998 Plan may be administered by the Board of Directors or a committee thereof, and is currently administered by the Board of Directors, which has complete discretion to select the optionees and to establish the terms and conditions of each option, subject to the provisions of the 1998 Plan. Options granted under the 1998 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code (the "Code"), or nonqualified options, and will be designated as such.

The exercise price of incentive stock options may not be less than the fair market value of the Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may become exercisable for the first time in any one year pursuant to incentive stock options under the 1998 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1998 Plan at an exercise price not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options also may be granted without regard to any restriction on the amount of Common Stock that may become exercisable pursuant to such options in any one year.

In general, upon termination of employment of an optionee, all options granted to such person which were not exercisable on the date of such termination would immediately terminate, and any options that are exercisable would terminate 90 days (six months in the case of termination by reason of death or disability) following termination of employment.

Options may not be exercised more than ten years after the grant (five years after the grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1998 Plan are not transferable and may be exercised only by the respective grantees during their lifetime or by their heirs, executors or administrators in the event of death. Under the 1998 Plan, shares subject to options that have been cancelled or terminated are available for subsequently granted options. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as recapitalizations, stock splits or stock dividends. The 1998 Plan is effective for ten years, unless sooner terminated or suspended. The 1998 Plan provides that options covering no more than 107,143 shares of Common Stock may be granted to any one employee in any twelve month period.

Certain Federal Income Tax Consequences Under The 1998 Plan

Incentive stock options under the 1998 Plan are afforded favorable federal income tax treatment under the Code. If an option is treated as an incentive stock option, the optionee will recognize no income upon grant or exercise of the option unless the alternative minimum tax rules apply. Upon an optionee's sale of the shares (assuming that the sale occurs at least two years after grant of the option and at least one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the difference between the exercise price and the lower of the fair market value of the shares at the exercise date or the sale price of the shares. Any gain or loss recognized on such a premature sale of the shares in excess of the amount treated as ordinary income will be characterized as capital gain or loss.

All other options granted under the 1998 Plan are nonstatutory stock options and will not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However, upon exercise of the nonstatutory stock option, the optionee will recognize ordinary income for federal income tax purposes in an amount generally measured as the excess of the then fair market value of each share over its exercise price. Upon an optionee's resale of such shares, any difference between the sale price and the fair market value of such shares on the date of exercise will be treated as capital gain or loss and will generally qualify for long-term capital gain or loss treatment if the shares have been held for more than one year. Recently enacted legislation provides for reduced tax rates for long-term capital gains based on the taxpayer's income and the length of the taxpayer's holding period.

Subject to the limits on deductibility of employee remuneration under Section 162(m) of the Code, the Company will generally be entitled to a tax deduction in the amount that an optionee recognizes as ordinary income with respect to an option. Options granted to executive officers under the 1998 Plan are intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and the Company will generally be entitled to a tax deduction in the amount recognized by such officers upon exercise of the options. No tax authority or court has ruled on the applicability of Section 162(m) to the 1998 Plan and any final determination of the deductibility of amounts realized upon exercise of an option granted under the 1998 Plan could ultimately be made by the Internal Revenue Service or a court having final jurisdiction with respect to the matter. The Company retains the right to grant options under the 1998 Plan in accordance with the terms of the 1998 Plan regardless of any final determination as to the applicability of Section 162(m) of the Code to these grants.

The foregoing does not purport to be a complete summary of the federal income tax considerations that may be relevant to holders of options or to the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which an optionee may reside, nor does it reflect the tax consequences of an optionee's death.

Vote Required; Board Recommendation

Approval of this Proposal 2 is being sought to comply with listing requirements imposed in connection with the Company's listing on the Nasdaq SmallCap Market. Approval of the proposal requires the affirmative vote of a majority of the total votes cast on the proposal at the meeting, in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND ADOPTION OF THE 1998 PLAN.

PROPOSAL 3 -
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed C. G. Uhlenberg & Co. LLP as independent auditors of the Company's financial statements for the fiscal year ended March 31, 1999 and for the fiscal year ending March 31, 2000 subject to ratification by the stockholders.  A representative of C. G. Uhlenberg & Co. LLP will be available at the Annual Meeting to respond to appropriate questions or make other statements such representative deems appropriate.

Change of Independent Auditors.

    On June 23, 1999, the Company determined to dismiss Ernst & Young LLP, who served as the Company's independent accountant.
    The report of Ernst & Young LLP accompanying the financial statements for the fiscal year ended March 31, 1998 contained an adverse opinion as to the Company's ability to continue as a going concern, but otherwise contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The report of Ernst & Young LLP accompanying the financial statements for the fiscal year ended March 31, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.
    The Board of Directors and the Audit Committee thereof participated in and approved the decision to dismiss Ernst & Young LLP.
    In connection with its audit for the fiscal year ended March 31, 1998 and through June 30, 1999, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their report on the financial statements for such years.
    During the two most recent fiscal years and through June 30, 1999, Ernst & Young LLP informed the Company of the following "reportable events," described as follows:

In a letter to the Company dated July 9, 1998, Ernst & Young LLP advised the Company that in connection with its audit for the year ended March 31, 1998, Ernst & Young LLP had concluded that weaknesses in the Company's internal controls with respect to its foreign subsidiary, D.V.S. HK Limited (and its subsidiary, Panyu DVS Electrical Appliance Manufacturing Co. Ltd.), constituted a "reportable event." The Company has since begun legal proceedings against its former joint venture partner in Panyu in connection with such partner's fraud and mismanagement of those subsidiaries and has effectively shut down all operations at the Panyu facility.

In connection with its audit for the fiscal year ended March 31, 1997, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in their report on the financial statements for such years.

In December 1998, the Company requested Ernst & Young LLP to provide its consent to use the previously audited financial statements for fiscal years ended March 31, 1998 and March 31, 1997 in connection with the Company's filing of its proxy statement and its Forms S-3 and S-4 registration statements with the Commission. As a result of that request, Ernst & Young LLP undertook a review of the Company's records for the first three quarters of fiscal year 1999.

Simultaneously with such review, on April 20, 1999, the Company began to strengthen its accounting and finance team. The Company completed such reorganization on May 23, 1999, and the Company's new accounting team immediately began work on closing the books for the fiscal year ended March 31, 1999.

In a letter to the Company dated June 16, 1999, Ernst & Young LLP informed the Company that in course of its previously mentioned review of the Company's consolidated financial statements for the first three quarters of the 1999 financial year, Ernst & Young LLP had formed the opinion the Company's internal controls were insufficient to develop reliable financial statements. Specifically, the accountants reported that they believed that the Company's United States accounting function does not follow a systematic process for the consolidated financial statement close. Ernst & Young LLP further reported that, in its opinion, the Company's United States management was not sufficiently informed as to the operation of the Company's overseas subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries. Lastly, Ernst & Young LLP indicated that as the result of personnel reductions, the employees and consultants in the Company's finance department did not have sufficient knowledge or experience for their respective positions, leading to an inadequate system of internal control.

As noted above, by the time it received Ernst & Young LLP's letter, the Company had already hired a new internal accounting team, including a provisional Chief Financial Officer. The new accounting staff was already in the process of correcting the problems reported by Ernst & Young LLP in connection with the systematic accounting function, including conducting inventory checks, reconciling bank statements and closing the books on the 1999 fiscal year, and it has since completed such tasks.

Lastly, in connection with Ernst & Young LLP's report that the United States management team was not sufficiently informed as to the operations and finances of the Company's overseas operations, the Company notes that this conclusion seems to have been based upon the accountants' discussions with the former Chief Executive Officer of the firm, who has been serving in a consultant capacity since early in the year, and consequently, was not in a position to be fully informed on all Company issues. The Company believes that the appropriate members of the United States management team, including the current Chief Executive Officer and provisional Chief Financial Officer, are fully informed as to all material aspects of the Company's business, both domestically and overseas.

Around May 17, 1999, members of Ernst & Young LLP informed the Company that they were concerned that Ernst & Young LLP would not be able to complete an audit of the Company's fiscal year ended March 31, 1999 in time for the June 29, 1999 SEC filing deadline. The Company determined that Ernst & Young LLP would not be able to complete an audit on time. As a result, on June 15, 1999, the Company consulted with a new accounting firm, C. G. Uhlenberg & Co. LLP, to determine whether such new firm would accept an engagement to become the Company's independent accountant and whether such new firm believed it could complete the audit prior to the filing deadline. After a preliminary review of the Company's financial record-keeping structure and its accounting procedures and controls, C. G. Uhlenberg & Co. LLP indicated that it would accept such engagement and that it thought it could complete the audit prior to June 29, 1999. The Company retained C. G. Uhlenberg & Co. LLP as its new independent accountant on June 23, 1999. The Company has authorized Ernst & Young LLP to respond fully to the inquires of the successor accountant concerning the subject matter of the reportable event indicated above.

The Company fully disclosed to C. G. Uhlenberg & Co. LLP the nature of such "reportable events" reported to the Company by Ernst & Young LLP as described above. The Company has informed C. G. Uhlenberg & Co. LLP of the action that the Company has taken to correct the subject matter of the "reportable events."

(i) The Company has requested that Ernst & Young LLP furnish it with a letter addressed to the Commission stating whether or not it agrees with the above statements. A copy of such letter is attached to this Proxy Statement as Annex III.

(ii) The Company has requested that C. G. Uhlenberg & Co. LLP review the disclosure referenced above and has provided C. G. Uhlenberg & Co. LLP with the opportunity to furnish the Company with a letter addressed to the Commission containing any new information, clarification of the Company's expression of its views or the respects in which it does not agree with the statements made by the Company in such disclosure. C. G. Uhlenberg & Co. LLP has elected not to furnish the Company with such letter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF C. G. UHLENBERG & CO. LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED MARCH 31, 1999 AND THE FISCAL YEAR ENDING MARCH 31, 2000.

PROPOSAL 4 -
THE OPTION TO AMEND AND RESTATE TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

At the Annual Meeting, the Company's shareholders will consider and vote upon a proposal authorize the Company's Board of Directors in its discretion to change the Company's name from "Digital Video Systems, Inc." to "Digital Versatile Systems, Inc." and to amend and restate the Company's Amended and Restated Certificate of Incorporation to provide for such name change, to incorporate previously filed amendments, to remove terms relating to series of stock which have been retired and to clarify certain ambiguous language. The proposed form of the Fifth Amended and Restated Certificate of Incorporation is attached hereto as Annex II. The Company is considering changing its name to better reflect its current lines of business which relate mainly to Digital Versatile Disk (DVD) technology.

Vote Required; Board Recommendation

Approval of this Proposal 4 requires the affirmative vote of the holders of a majority of the outstanding shares of capital stock entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSAL TO CHANGE THE COMPANY'S NAME AND TO AMEND AND RESTATE THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REFLECT SUCH NAME CHANGE AND TO INCORPORATE PREVIOUSLY FILED AMENDMENTS, AS APPROPRIATE.

PROPOSAL 5 -
RATIFICATION AND APPROVAL OF CERTAIN LOAN TRANSACTIONS AND SECURITIES ISSUANCES

On May 28, 1998, Dr. Sun made a short-term loan evidenced by a convertible promissory note executed by the Company in favor of Dr. Sun in the principal amount of $500,000 (the "Original Sun Note"). The maturity date of the Original Sun Note was June 30, 1998.

On June 24, 1998, Dr. Sun made an additional short-term loan to the Company in the principal amount of $500,000 (the "Second Sun Loan"). This loan was evidenced by an Agreement between the Company and Dr. Sun dated June 24, 1998 (the "Sun Loan Agreement"). Pursuant to the Sun Loan Agreement, Dr. Sun agreed that on the date which was five trading days after the earlier of (i) the issuance by the Company of a press release announcing its operating and financial results for the fiscal year ended March 31, 1998 or (ii) the filing by the Company of its Annual Report on Form 10-KSB, for the fiscal year ended March 31, 1998, Dr. Sun would purchase an amount of Common Stock equal in value to the aggregate principal amount of the Original Sun Note and the Second Sun Loan, plus accrued and unpaid interest. The price per share for purposes of determining the number of shares to be purchased was to be equal to the average closing sales price (or the closing bid if no sales were reported), as quoted on the Nasdaq National Market for the five trading days immediately preceding the date the Common Stock was issued. The terms of the Sun Loan Agreement also specified that the price per share of Common Stock could not be greater than $8.40 per share nor less than $3.50 per share.

Pursuant to the Sun Loan Agreement, on August 11, 1998 (five days after the Company's fiscal year-end earnings release), Dr. Sun purchased 190,211 shares of Common Stock in return for the cancellation of the Original Sun Note and the Second Sun Loan (at a price of $5.29 per share).

Vote Required; Board Recommendation

Approval of this Proposal 5 is being sought to comply with listing requirements imposed in connection with the Company's listing on the Nasdaq SmallCap Market. The Nasdaq Qualifications Panel has informed the Company that its interpretation of certain corporate governance provisions of the Nasdaq listing requirements would indicate that the transactions described in this Proposal 5 require shareholder approval. While the Company does not necessarily concur in this interpretation, it has agreed to submit such transactions for ratification and approval by the shareholders. Dr. Sun has agreed not to transfer any of the Common Stock which he received in exchange for the Original Sun Note and the Second Sun Loan until shareholder approval of this Proposal 5 has been received and for a period six months following such shareholder approval. Approval of the proposal requires the affirmative vote of a majority of the votes, excluding the number of votes corresponding to the shares of Common Stock received by Dr. Sun in exchange for the Original Sun Loan and the Second Sun Loan, cast on the proposal at the meeting, in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION AND APPROVAL OF THE ORIGINAL SUN NOTE, THE SUN LOAN AGREEMENT, THE TRANSACTIONS CONTEMPLATED THEREBY AND THE ISSUANCE OF COMMON STOCK PURSUANT THERETO.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

This document contains forward-looking statements within the meaning of the "safe-harbor" provisions of the Private Securities Litigation Act of 1995 that involve risks and uncertainties, including, without limitation, statements with respect to the Company's strategy, proposed sales of the Company's products, markets, and the development of the Company's products. The Company's actual results may differ materially from those described in these forward-looking statements due to a number of factors, including, but not limited to, the uncertainty of market acceptance of DVD products, planned growth of the Company's operations, including potential acquisitions of other businesses or technologies, dependence on a limited number of suppliers of certain components used in the Company's operations, risks associated with rapid technological change and obsolescence and product development, conducting business in foreign countries, such as China and South Korea and the competitive market for the Company's products, and other factors described in Exhibit 99.1 to this Form 10-KSB, or in other documents the Company files from time-to-time with the Securities and Exchange Commission. The following discussion should be read in conjunction with the Consolidated Financial Statements and Notes thereto included herein the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 1999.

This Proxy Statement does not include the report of Ernst & Young LLP relating to the audited financial statements of the Company for the fiscal year ended March 31, 1998 (the "1998 Audit Report"). Ernst & Young LLP has refused to reissue its report relating to such financial statements due to the existence of a fee dispute with the Company. The 1998 Audit Report can be found in the Company's Annual Report on Form 10-KSB for the year ended March 31, 1998. The 1998 Audit Report had a "going concern" qualification. In the 1998 Audit Report, Ernst & Young LLP stated that (i) it had prepared the accompanying financial statements assuming the Company would continue as a going concern, (ii) the Company had incurred recurring operating losses, (iii) such condition raised substantial doubt about the Company's ability to continue as a going concern and (iv) the financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or on the amounts and classification of liabilities that might result from the outcome of this uncertainty. There can be no assurances that Ernst & Young LLP would reissue the 1998 Audit Report or reissue it without additional qualifications even if the fee dispute were resolved. Management does not believe that there have been any significant events which would cause Ernst & Young LLP to have modified that 1998 audit in any material respect.

Results of Operations for Fiscal Year Ended March 31, 1999 (Fiscal 1999) Compared to Year Ended March 31, 1998 (Fiscal 1998)

The following table sets forth for the periods indicated certain income and expense items expressed as a percentage of the Company's total revenues for the years ended March 31, 1999 and 1998. See Consolidated Financial Statements and Notes for additional information.

	Percent of Revenue
	Year Ended March 31,
	1998	1997

Revenues	100.0%	100.0%

Gross margin	4.3%	(16.4%)
Research and development	36.2%	45.8%
Sales and marketing	18.0%	32.7%
General and administrative	75.2%	53.6%
Purchased in-process research and development	2.9%	3.5%
Operating (loss)	(127.9%)	(152.0%)
Net (loss)	(128.2%)	(145.8%)

	March 31, 1999	March 31, 1998	% Change
	(in thousands)
Consolidated Revenue
Product revenue	$16,463	$14,524	13.6%
Development and services revenue	427	671	(36.4%)
Component revenue	221	2,443	(90.96%)
Total revenue	$17,111	$17,638	(3.0%)

Total revenue decreased $0.5 million, or 3.0% for fiscal 1999 compared with fiscal 1998 as a result of decreasing component revenue.

Product revenue consists of revenue from sale of DVD-ROM drives, DVD intelligent loaders, Video engines and computer peripheral products. Product revenue increased $1.9 million, or 13.4%, for fiscal 1999 compared with fiscal 1998. The increase was due to the introduction of 5x and 6x DVD-ROM drives, which accounted for 60.5% of product revenue.

For the year ended March 31, 1999, development and service revenue decreased $0.2 million or 36.4%.

Component revenue in fiscal 1999 declined significantly when compared to fiscal 1998, decreasing $2.2 million, or 91.0%. The change was the result of a management decision to discontinue component sales, since gross margins on these products was negligible.

International revenue represented approximately 58.1% and 71.9% of total revenue for the years ended March 31, 1999 and 1998, respectively. The Company expects international revenue to continue to be a significant part of total revenue.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

Gross margin	$744	($2,890)	125.7%
as a percentage of revenue	4.3%	(16.4%)

Gross margin increased $3.6 million, from negative $2.9 million in fiscal 1998 to positive $0.7 million in fiscal 1999. Gross margin percentage increased to positive 4.4 % in fiscal 1999 from negative 16.4% in fiscal 1998.

Gross margin for product revenue increased $4.6 million, to a gross margin of $1.0 million in fiscal 1999 from a negative gross margin of $3.6 million in fiscal 1998. Product gross margin as a percentage of product revenues increased to 6.4% in fiscal 1999 from negative 24.6% in fiscal 1998.

Year-end inventory write-downs of $1.5 and $1.2 million for fiscal 1999 and fiscal 1998, respectively, and in fiscal 1998 an accrual of $.8 million for the estimated non-recoverable value added taxes associated with the Company's China joint venture resulted in significant reduction of the Company's gross margins.

The write-down in the fourth quarter of fiscal 1999 of $1.5 million was principally ($1.2) comprised of Video CD player inventory in the Company's China joint venture. This excess inventory was being held to support the anticipated sale, at much reduced prices, to selected key distributors in China. These sales did not materialize as expected during the third quarter of fiscal 1999 and coupled with large inventories held by the Company's competitors the Company's decided to fully reserve for this inventory in the fourth quarter of fiscal 1999. The Company also recognized obsolescence of its early models of DVD-ROM drives in the amount of $.2 million and the phase out of its network video product line totaling $.3 million.

In the fourth quarter of fiscal 1998, the Company wrote off its excess inventory ($1.2 million) of the Enterprise product line at the Company's New Media Division in Atlanta, Georgia. This decision resulted from an in-depth review of the Ad-insertion market conducted by outside experts and presented in February 1998. The Company also accrued, as mentioned above, for the estimated non-recoverable value added tax of its China joint venture. This accrual of $.8 million was made in the fourth quarter as prior to that time all assets and liabilities were in the possession of and titled to the Company's former joint venture partner in Panyu.

Development, service, and component revenue were an insignificant portion of total revenue. The gross margin for these categories are not material.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

Research and development	$6,193	$8,082	(23.4%)
as a percentage of revenue	36.19%	45.8%

Research and development expenses consist primarily of personnel and equipment prototype costs required for the Company's development efforts.

Research and development expenses decreased $1.9 million, or 23.4%, during fiscal 1999 compared with the same period in fiscal 1998. Research and development expenses as a percentage of net revenues in fiscal 1999 decreased to 36.2% from 45.8% in fiscal 1998. The decrease in these expenses and as a percentage of net revenues is attributable to a significant decrease in headcount that resulted from closing operations in Atlanta and streamlining the research and development efforts on non-performing product lines during fiscal 1999. The Company expects that research and development expenses in dollar terms will continue to increase as the Company expands its efforts to develop DVD products.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

Sales and marketing	$3,072	$5,771	(46.8%)
as a percentage of revenue	18.0%	32.7%

Sales and marketing expenses consist primarily of personnel and consulting costs involved in the selling process and in the marketing of the Company's products, sales commissions, and expenses associated with trade shows and advertising.

Sales and marketing expenses decreased $2.7 million, or 46.8%, during fiscal 1999 compared with the same period in fiscal 1998. Sales and marketing expenses as a percentage of net revenues decreased to 18% in fiscal 1998 from 32.7% in fiscal 1998. The decrease in these expenses in aggregate dollar spending and as a percentage of net revenues for fiscal 1999 was primarily due to closing operations in Atlanta, and an increase in revenues as compared to fiscal 1998. In addition, streamlining sales and marketing operations for non-performing products, which occurred in the second half of fiscal 1999, should lower the Company's expenses. In addition, consulting fees and trade show expenses decreased as a result of Company's commitment to focus sales on a few product lines. The Company expects that sales and marketing expenses in dollar terms will continue to increase as the Company continues to expand its sales and marketing efforts worldwide.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

General and administrative	$12,860	$9,447	36.1%
as a percentage of revenue	75.2%	53.6%

General and administrative expenses consist primarily of administrative salaries and benefits, insurance, facility, legal, accounting, investor relations and other business support costs.

Options granted to purchase 428,571 shares of Common Stock to OPLI on March 23, 1999 created a one-time charge against earnings of $2.455 million.

General and administrative expenses net of the above one-time charge increased $1.0 million, or 10.1%, during fiscal 1999 compared with fiscal 1998. Net general and administrative expenses as a percentage of net revenues in fiscal 1999 increased to 60.8% from 53.6% in fiscal 1998. The increase in these expenses for the year ended March 31, 1999 was attributable to the establishment of (a) a general accrual ($.6 million) to provide for uncertainties resulting from the downsizing of multiple operations and major product pruning activities and (b) the costs ($1.1 million) of closed operations. The net reductions of $.5 million were the result of the streamlining efforts by management to reduce personnel and cease non-performing business operations.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

Purchased in-process research and development	$500	$617	(19.0%)
as a percentage of revenue	2.9%	3.5%

Purchased in-process research and development expenses were $0.5 million and $0.6 million in fiscal 1999 and 1998, respectively. Purchased in-process research and development expenses were incurred as a result of the acquisition of the DVD-ROM business in June 1998 and the ad insertion business of Arris in August 1997.

	March 31, 1999	March 31, 1998	% Change
	(in thousands)

Other income and expense, net	$54	$1,089	(95.0%)
as a percentage of revenue	0.3%	6.2%

The decrease in other income during fiscal 1999 compared to fiscal 1998, due to lack of interest earned from the short-term investment of funds raised in the Company's public offerings.

Discontinued operations. In fiscal 1999, the Company closed its New Media division, which operated from offices in Atlanta, Georgia.

Income taxes. The Company incurred net losses and consequently paid no federal or state income taxes in fiscal 1998 or 1997. For federal and state tax purposes, the Company has net operating loss carryforwards as of March 31, 1999 of approximately $35 million and $6 million, respectively, which will expire in various years beginning with 1999 if not utilized.

Due to the "change in ownership" provisions of the Internal Revenue Code, the availability of the Company's net operating loss and credit carryforwards may be subject to an annual limitation in future periods. Such a limitation could substantially limit the eventual tax utilization of these carryforwards.

The Company has established a valuation allowance against its deferred tax assets of $13.8 million due to uncertainty surrounding the realization of such assets. Management evaluates on a quarterly basis the recoverability of the deferred tax assets and the level of the valuation allowance. If it is determined that it is more likely than not that the deferred tax assets are realizable, then the valuation allowance will be appropriately reduced.

Liquidity And Capital Resources

The Company's accumulated deficit was $67.9 million at March 31, 1999. The Company ended fiscal 1999 with working capital of ($1.7) million and cash, cash equivalents and short-term investments of $1.3 million compared with $8.3 million of working capital and $6.9 million of cash and cash equivalents at the end of fiscal 1998.

To provide additional working capital, in June 1998 the Company borrowed $1,000,000 from Dr. Edmund Y. Sun, the Company's then Chairman and CEO, today Dr. Sun is the Company's Co-Chairman and Chief Technology Officer. The Sun loan was converted to 190,211 shares of the Company's common stock in July 1998.

On October 15, 1998, Digital Video Systems, Inc. ("DVS") entered into an Investment Agreement with Oregon Power Lending Institution, an Oregon corporation ("OPLI"). Pursuant to this Investment Agreement, DVS gave OPLI the right to invest up to $12.25 million in DVS in exchange for certain securities that would be convertible into a maximum of 3,468,085 shares of the Common Stock. Furthermore, in the first quarter of fiscal 1999, the Company entered into an agreement with ChinaPro, which will fund subcontract manufacturing and grant the company trade credit up to $35 million.

There can be no assurance that the Company will obtain financing or product revenue necessary to continue operations. The financial statements do not include any adjustments that may result from the outcome of this uncertainty.

Net cash used in operating activities totaled $13.3 million in fiscal 1999 compared to $21.2 million in fiscal 1998. Substantially all of the net cash used in operating activities in fiscal 1999 represented the net loss of $21.9 million adjusted for non-cash charges to operations of $1.9 million for depreciation and amortization, $2.7 million for shares issued and options granted, $0.1 million for the write off of operating and intangible assets, $0.5 million for purchased in-process research and development and $0.3 million for loss on disposal of assets. Substantially all of the net cash used in operating activities in fiscal 1998 represented the net loss of $25.7 million adjusted for non-cash charges to operations of $1.9 million for depreciation and amortization, $0.6 million for purchased in-process research and development.

Net cash used in investing activities totaled $4.2 million in fiscal 1999 compared to $5.2 million in fiscal 1998. Substantially all of the net cash used for investing activities in fiscal 1999 was for the acquisition of the DVD-ROM business from Hyundai. For fiscal 1999, most of the net cash used in investing activities was for the acquisition of the DVD-ROM business of $3.1 million and Synchrome of $1.0 million, acquisition of property and equipment and licenses of $1.3 million and the purchase of short-term investments of $1.0 million. The Company had capital expenditures of $ 2.4 million, related to the manufacturing of DVD-ROM drives by its South Korean subsidiary.

Net cash provided by financing activities in fiscal 1999, totaled $12.9 million, compared to negligible amounts in fiscal 1998. In fiscal 1999, the Company issued 611,986 shares of Common Stock for a total of $4.3 million. Bank borrowings by the Company's South Korean subsidiary totaled $2.1 million. The Company completed a private placement during the fiscal 1999 with Oregon Power Lending Institution (OPLI) selling $6.5 million of Series C convertible preferred.

The above activities resulted in decreases in cash and cash equivalents of $4.6 million in fiscal 1999 compared to an aggregate increase of $26.3 million in fiscal 1998.

Charge to Income in the Event of Release of Escrow Securities

In the event the Company attains any of the earning or stock price thresholds required for the release of all or a portion of the securities placed in escrow in connection with the IPO, the release of such securities will result, for financial reporting purposes, in compensation expense to the Company. Accordingly, the Company will, in the event of the release of the securities escrowed in connection with the IPO, recognize, during the period that the conditions for such release are met, a substantial non-cash charge to earnings for financial reporting purposes for the period or periods during which such securities are, or become probable of, being released from escrow. The amount of this charge will be equal to the fair market value of such securities on the date of release from escrow.

Seasonality

The Company's DVD-ROM drive business may be subject to the seasonality for similar computer peripherals such as CD-ROM and CD-R. The seasonality of the DVD Intelligent Loader's business may be similar to closely related consumer electronic items such as the DVD player and Video CD player, since the loaders are a component of DVD players. The Video Engine businesses generally are not subject to seasonality.

Year 2000 Compliance

Product Liability. While the Company believes that most of its currently developed and actively marketed products are Year 2000 compliant for significantly all functionality, these products could contain errors or defects related to the Year 2000. Product lines that may be affected by the Year 2000 issue are the MX Server and Server Systems for Cable Ad Insertion, both of which have been sold to OPLI. See "RECENT DEVELOPMENTS". The MX server, which uses Intel processors, and the ad insertion servers, which were obtained form Silicon Graphics, have been installed with Kirkwood College, Iowa and San Leandro City Hall customers. The Company believes that the impact from the Year 2000 will not be significant to its product lines as a whole.

Corporate Systems. The Company has begun an assessment of its computer systems and software and will modify or replace portions of its software so that its operating systems will function properly with respect to dates in the Year 2000 and thereafter. The Company will evaluate system interfaces with third-party systems, such as those of key suppliers, distributors and financial institutions, for Year 2000 functionality. The Company estimates that replacement of internal hardware and software systems could approach $100,000. The Company believes that, with modifications to existing software and conversions to new software, the Year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed in a timely manner, the Year 2000 issue could have a material adverse impact on the operations of the Company. Additionally, the systems of other companies with which the Company does business may not address any Year 2000 problems on a timely basis, which could have an adverse affect on the Company's systems or business transactions. As testing of Year 2000 functionality of the Company's systems must occur in a simulated environment, the Company will not be able to test full system Year 2000 interfaces and capabilities prior to Year 2000. The Company believes that its exposure on Year 2000 issues is not material to its business as a whole.

RECENT DEVELOPMENTS

On November 3, 1998, the Company and Oregon Power Lending Institution ("OPLI") entered into the Investment Agreement, effective as of October 15, 1998 (the "Letter Agreement"), pursuant to which the Company agreed to consummate a private placement. The Letter Agreement was subsequently amended. Pursuant to the Letter Agreement, OPLI has the right to invest up to $10,000,000 in the Company over a period commencing March 23, 1999, the date the Company obtained approval from a majority of its shareholders with respect to the transactions contemplated thereby (the "Approval"), to a date 180 days thereafter, with an option to invest up to an additional $2,250,000 over the 24-month period following October 15, 1998.

Since November 1998, the Company has issued several convertible promissory notes (the "Convertible Promissory Notes") in lieu of a portion of the Preferred Stock which OPLI could otherwise have purchased under the Letter Agreement. The Convertible Promissory Notes were issued rather than Preferred Stock due to the fact that the issuance of the Preferred Stock would have required shareholder approval, which was not attainable within the required time frame. Upon receipt of the Approval, the Convertible Promissory Notes became convertible into a face value of Preferred Stock equal to the aggregate principal amount thereof plus any accrued but unpaid interest. On March 23, 1999, the Company and OPLI entered into a Conversion Agreement whereby OPLI agreed irrevocably and without exception to exercise its right to convert the Convertible Promissory Notes to Preferred Stock on the first day any action with respect to the transactions approved by the Approval may be taken in accordance with applicable federal securities laws, which was May 5, 1999. On May 5, 1999, the Company issued 1,397,569 shares of Common Stock to OPLI pursuant to the conversion of the Convertible Promissory Notes into shares of Preferred Stock and subsequently into shares of Common Stock.

In January 1999, DVS Korea entered into a Lease Agreement (the "Lease Agreement") with Hyundai Capital Services, Inc. ("Hyundai Capital") relating to the sale and lease-back of certain of the subsidiary's fixed assets. The Lease Agreement was subsequently amended. The initial term of the lease ends on January 27, 2001, which may be extended by written notice of DVS Korea to Hyundai Capital at least two months prior to the expiration of the initial term. The purchase price for these assets was 986,867,235 Won (approximately $803,640). The lease carries an interest rate of 3% plus the Korean Corporate Bond rate (8.48%), for a total of 11.48%. The lease payments are 45,778,039 Won (approximately $37,280) per month. Upon the termination of the Lease Agreement, the assets leased will be returned to DVS Korea.

On April 20, 1999, Ambient Capital Group and Edwin A. Moss ("Ambient/Moss") filed suit against the Company, Agold Corporation, Oregon Power Lending Institution and Ma-Li Kuo alleging breach of contract, fraud and negligent misrepresentation in connection with two separate engagement agreements for financial consulting services. Ambient/Moss alleges that the Company owes them certain placement fees in connection with the private placement by OPLI (including cash, preferred stock and options to purchase Common Stock). Ambient/Moss seeks injunctive relief, monetary damages, costs and attorneys' fees. The Company intends to vigorously contest this suit. If the Company is not successful, the Company may be required to pay Ambient/Moss monetary damages and costs in excess of $2,000,000. Furthermore, if Ambient/Moss obtains injunctive relief, the Company may be required to issue options and shares of preferred stock of the Company to Ambient/Moss at below market prices.

On April 28, 1999, the Company and ChinaPro Capital & Investment Co., a subsidiary of the Treasury Department of China ("ChinaPro"), entered into a Technology and Product Cooperation Agreement, as amended by that certain Amendment A and Addendum (the "ChinaPro Agreement"). Pursuant to the ChinaPro Agreement, ChinaPro agreed to assemble certain of the Company's DVS-ROM drives and DVD intelligent loaders. ChinaPro shall provide all of the capital for purchasing materials and other working capital required in connection with the production of said products. In that regard, ChinaPro guaranteed that it would provide $6 - $35 million capital needed for the production of said products and purchasing the materials such that it may produce 100,000 - 500,000 units of said products per month. The Company has the right to repurchase the products assembled by ChinaPro at ChinaPro's cost, which the Company may then sell outside of China. Profits from any of these products that are sold in China will be divided equally between ChinaPro and the Company.

On June 23, 1999, Carey Fitchey tendered his written resignation as a member of the Board of Directors, effective immediately.

On July 1, 1999, the Board of Directors appointed Robert Baker as the Chief Financial Officer of the Company, effective June 1, 1999. On September 20, 1999, the Company entered into an employment agreement with Robert Baker pursuant to which Mr. Baker agreed to remain as the acting Chief Financial Officer of the Company. See "ELECTION OF DIRECTORS - Employment and Consulting Agreements."

On September 30, 1999, the Company entered into an Asset Purchase and Option Agreement (the "Agreement") with Oregon Power Lending Institution, an Oregon corporation ("OPLI"). Pursuant to the Agreement, the Company sold the assets used in its "DV Business", which is comprised of the Ad Insertion business segment and the Video on Demand business segment. The assets included the tangible personal property used in the DV Business, including all fixed assets, inventory and equipment used in the DV Business, the Company's right to operate the DV Business, all books and records of the Company which relate to the DV Business, all of the Company's patents and other intellectual property relating to the DV Business, and all goodwill related to the DV Business (as more fully described in the Agreement, the "Purchased Assets"). Certain assets described in the Agreement, including outstanding accounts receivable related to the DV Business, were excluded from the transaction.

The purchase price for the Purchased Assets and for the Option (described below) was $3,450,000. The purchase price was paid by delivery of a promissory note in the principal amount of the purchase price (the "Note"). Principal on the Note is payable in 36 equal monthly installments commencing on October 31, 1999. The unpaid principal balance of the Note bears interest at an annual rate of 7%. The Note is secured by a first priority security interest in favor of the Company in the Purchased Assets and a first priority pledge in favor of the Company of 862,500 shares of Common Stock of the Company owned by OPLI.

Pursuant to the terms of the Agreement, OPLI has the option (the "Option") to acquire 212,000 shares (the "Option Shares") of the common stock of DVS Korea Ltd., a corporation organized under the laws of the Republic of South Korea and a wholly owned subsidiary of the Company ("DVS Korea"). The Option Shares constitute 20% of the issued and outstanding shares of capital stock of DVS Korea. The Option is exercisable in whole or in part, for an aggregate exercise price of $500,000, payable in cash upon exercise of the Option. The Option may be exercised only after the date the Company has received $958,734 in payments of principal and interest under the Note.

Nasdaq Matters

On August 13, 1998, the Nasdaq Stock Market ("Nasdaq") notified the Company that the Common Stock had failed to meet the minimum bid price requirement for the prior thirty (30) consecutive trading days and that the Common Stock would be delisted from the Nasdaq National Market (where it was then trading) unless the Company regained compliance with all listing requirements within a prescribed period of time. On January 5, 1999, the Company received notification from Nasdaq that such delisting was stayed pending a review hearing before the Nasdaq Listing Qualifications Panel (the "Panel") and that in addition to the non-compliance described in the August 13, 1998 notification, the Company would have to address non-compliance with market maker (warrants only) and shareholder approval requirements for its securities listed on the Nasdaq National Market as set forth in NASD Rules 4450(e) and 4460(i) and with the minimum bid price requirement for its units listed on the Nasdaq National Market as set forth in NASD Rule 4310(c)(4). The hearing was held on January 21, 1999.

On February 12, 1999, Nasdaq notified the Company that the Panel was of the opinion that the Company had regained compliance with the minimum bid price requirement with respect to the Common Stock and units and that it expressed confidence in the Company's ability to sustain compliance with all requirements for continued listing on the Nasdaq National Market over the long-term. The Panel determined to continue the listing of the Common Stock, units and Class A warrants on the National Nasdaq Market and to delist the Company's Class B warrants effective on the close of business on February 12, 1999.

On March 16, 1999, Nasdaq notified the Company that based upon review of its Form 10-Q for the quarter ended December 31, 1998, the Company was not in compliance with the minimum net tangible assets requirement of $4,000,000 for continued listing on the Nasdaq National Market and that the Panel had decided to reconsider its February 12, 1999 decision.

On March 24, 1999, Nasdaq notified the Company that the Nasdaq Listing and Hearing Review Council (the "Review Council") had called for review of the February 12, 1999 decision of the Panel. The Review Council's review of the Company's matter is independent of and in addition to that of the Panel's own reconsideration of its February 12, 1999 determination. Pursuant to NASD Rule 4880, the Review Council issues its decision after the NASD Board of Governors (the "NASD Board") considers the Review Council's submission to the NASD. The NASD Board's consideration of the Review Council's submission was scheduled to occur at the July NASD Board meeting.

On June 16, 1999, Nasdaq notified the Company that the Panel determined to move the listing of the Company's securities to the Nasdaq SmallCap Market effective June 18, 1999. As of June 18, 1999, the Company's Common Stock, Class A warrants and Units were transferred to the Nasdaq SmallCap Market. The Panel advised the Company that continued listing of its securities on the Nasdaq SmallCap Market is subject to (1) the Company's timely filing of all quarterly and annual reports with the Securities and Exchange Commission (the "SEC") and Nasdaq, (2) the Company's ability to demonstrate compliance with all listing requirements for the Nasdaq SmallCap Market and (3) certain other additional compliance requirements, including maintaining minimum net tangible assets of $5,000,000 and demonstrating a bid price of at least $1.00 per share for the ten (10) consecutive trading days beginning August 16, 1999. The Panel's determination issued on June 16, 1999 is separate from the decision issued by the Review Council on August 9, 1999.

On August 9, 1999, the Review Council issued its decision. In its decision, the Review Council reversed the Panel's February 12, 1999 determination and remanded the matter to the Panel pursuant to the following: (a) within 10 days from August 9, 1999, the Company was required to issue a press release indicating its intent to seek shareholder approval for the transaction involving the issuance of shares to Dr. Edmund Sun in connection with loans totaling an aggregate of $1 million made to the Company by Dr. Sun (the "Transaction"); (b) within 90 days of August 9, 1999, the Company must obtain shareholder approval of the Transaction; (c) upon obtaining shareholder approval for the Transaction, the shares received by Dr. Sun in connection with the Transaction must be "locked-up" for a period of six months following date of the shareholder approval and (d) the Company must demonstrate compliance with all criteria necessary for continued listing on the Nasdaq SmallCap Market.

On August 16, 1999, the Company executed a one-for-seven reverse stock split of the Common Stock (the "Reverse Stock Split"). The Reverse Stock Split was executed to comply with Nasdaq's minimum bid price requirements. In connection with the Reverse Stock Split, the Company is undertaking the necessary procedures to make conforming adjustments to its Class A warrants and Class B warrants. The Company's Common Stock and Class A warrants are currently listed on the Nasdaq SmallCap Market. The Company's units were temporarily delisted in connection with the Reverse Stock Split pending filing and approval of a listing application pertaining to them. The Company is currently in the process of filing and processing an application to have the units relisted on the Nasdaq SmallCap Market.

In order for the Company's securities to continue to be listed on the Nasdaq SmallCap Market, the Company must comply with the requirements and conditions as set forth in both the Review Council's August 9, 1999 decision and the Panel's June 16, 1999 letter. To date, the Company has complied with all the requirements and conditions; however, it must still accomplish the following: (a) within 90 days of August 9, 1999, the Company must obtain shareholder approval of the Transaction; (b) upon obtaining shareholder approval for the Transaction, the shares received by Dr. Sun in connection with the Transaction must be "locked-up" for a period of six months following the date of the shareholder approval; (c) on or before November 15, 1999, the Company must make a public filing with the SEC and Nasdaq evidencing a minimum of $5,000,000 in net tangible assets and such filing must contain a September 30,1999 balance sheet with pro forma adjustments for any significant transactions or events occurring on or before the filing date; (d) the Company must be timely in all of its SEC and Nasdaq filings and (e) the Company must demonstrate compliance with all requirements for continued listing on the Nasdaq SmallCap Market.

COMPLIANCE WITH SECTION 16(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10% stockholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of the forms furnished to the Company and the representations made by the reporting persons to the Company, the Company believes that during the fiscal year ended March 31, 1999, its directors, officers and 10% stockholders complied with all filing requirements under Section 16(a) of the Exchange Act, with the following exceptions: Dr. Sun filed a late Form 5 to report the cancellation of 20,109 shares of Common Stock pursuant to the terms of an escrow agreement entered into in connection with the Company's purchase of ViComp; Mr. Smith filed a late Form 4 to report the acquisition of 2,677 shares of Common Stock upon the exercise of stock options; Ms. Kuo filed a late Form 3 to report the receipt of 35,714 and 57,143 stock options, respectively; Messrs. Watson Chen, Fitchey and Cho each filed a late Form 3 to report the receipt of 14,286 stock options; Mr. Parkinson filed a late Form 3 reporting his appointment to the office of President of the Company and the receipt of 128,571 stock options; Mr. Franza filed a late Form 3 reporting his appointment to the office of Executive Vice President of Business Development for the Company and Chief Operating Officer of the Company's Atlanta, Georgia operations and the receipt of 17,857 stock options; and Mr. Werbicki filed a late Form 3 to report his appointment to the office of Executive Vice President of Computer Products and the receipt of 14,286 stock options.

SUBMISSION OF STOCKHOLDER PROPOSALS

Stockholders are advised that any stockholder proposal, including nominations to the Board of Directors, intended for consideration at the 2000 Annual Stockholders Meeting must be received by the Company no later than June 27, 2000 to be included in the proxy material for the 2000 Annual Stockholders Meeting. It is recommended that stockholders submitting proposals direct them to Mali Kuo, Chief Executive Officer of the Company, and utilize certified mail, return receipt requested in order to ensure timely delivery.

OTHER MATTERS

The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

THE STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors

Mali Kuo
Chief Executive Officer

October 25, 1999

ANNEX I -- 1998 Stock Option Plan

1998 Stock OPTION PLAN
OF
DIGITAL VIDEO SYSTEMS, INC.

  PURPOSES OF THE PLAN

  The purposes of the 1998 Stock Option Plan ("Plan") of Digital Video Systems, Inc., a Delaware corporation (the "Company"), are to:

        Encourage selected employees, directors and consultants to improve operations and increase profits of the Company;
        Encourage selected employees, directors and consultants to accept or continue employment or association with the Company or its Affiliates; and
        Increase the interest of selected employees, directors and consultants in the Company's welfare through participation in the growth in value of the common stock of the Company (the "Common Stock").

  Options granted under this Plan ("Options") may be "incentive stock options" ("ISOs") intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Code"), or "nonqualified options" ("NQOs").

  ELIGIBLE PERSONS

  Every person who at the date of grant of an Option is an employee of the Company or of any Affiliate (as defined below) of the Company is eligible to receive NQOs or ISOs under this Plan. Every person who at the date of grant is a consultant to, or nonemployee director of, the Company or any Affiliate (as defined below) of the Company is eligible to receive NQOs under this Plan. The term "Affiliate" as used in this Plan means a parent or subsidiary corporation as defined in the applicable provisions (currently Sections 424(e) and (f), respectively) of the Code. The term "employee" includes an officer or director who is an employee of the Company. The term "consultant" includes persons employed by, or otherwise affiliated with, a consultant.

  STOCK SUBJECT TO THIS PLAN; MAXIMUM NUMBER OF GRANTS

  Subject to the provisions of Section 6.1.1 of this Plan, the total number of shares of stock which may be issued under Options granted pursuant to this Plan shall not exceed 571,429 shares of Common Stock. The shares covered by the portion of any grant under this Plan which expires, terminates or is cancelled unexercised shall become available again for grants under this Plan. Where the exercise price of an Option is paid by means of the optionee's surrender of previously owned shares of Common Stock or the Company's withholding of shares otherwise issuable upon exercise of the Option as permitted herein, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed "issued" and no longer available for issuance under this Plan. No eligible person shall be granted Options during any twelvemonth period covering more than 107,143 shares.

  ADMINISTRATION
        This Plan shall be administered by the Board of Directors of the Company (the "Board") or by a committee (the "Committee") to which administration of this Plan, or of part of this Plan, is delegated by the Board (in either case, the "Administrator"). The Board shall appoint and remove members of the Committee in its discretion in accordance with applicable laws. If necessary in order to comply with Rule 16b3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 162(m) of the Code, the Committee shall, in the Board's discretion, be comprised solely of "nonemployee directors" within the meaning of said Rule 16b3 and "outside directors" within the meaning of Section 162(m) of the Code. The foregoing notwithstanding, the Administrator may delegate nondiscretionary administrative duties to such employees of the Company as it deems proper and the Board, in its absolute discretion, may at any time and from time to time exercise any and all rights and duties of the Administrator under this Plan.
        Subject to the other provisions of this Plan, the Administrator shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the fair market value of the Common Stock subject to Options; (iii) to determine the exercise price of Options granted; (iv) to determine the persons to whom, and the time or times at which, Options shall be granted, and the number of shares subject to each Option; (v) to construe and interpret the terms and provisions of this Plan and of any option agreement and all Options granted under this Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to this Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical), including but not limited to, the time or times at which Options shall be exercisable; (viii) with the consent of the optionee, to modify or amend any Option; (ix) to reduce the exercise price of any Option; (x) to accelerate or defer (with the consent of the optionee) the exercise date of any Option; (xi) to authorize any person to execute on behalf of the Company any instrument evidencing the grant of an Option; and (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan or any option agreement or Option. The Administrator may delegate nondiscretionary administrative duties to such employees of the Company, as it deems proper.
        All questions of interpretation, implementation, and application of this Plan or any option agreement or Option shall be determined by the Administrator, which determination shall be final and binding on all persons.
  GRANTING OF OPTIONS; OPTION AGREEMENT
        No Options shall be granted under this Plan after 10 years from the date of adoption of this Plan by the Board.
        Each Option shall be evidenced by a written stock option agreement, in form satisfactory to the Administrator, executed by the Company and the person to whom such Option is granted. In the event of a conflict between the terms or conditions of an option agreement and the terms and conditions of this Plan, the terms and conditions of this Plan shall govern.
        The stock option agreement shall specify whether each Option it evidences is an NQO or an ISO, provided, however, all Options granted under this Plan to nonemployee directors and consultants of the Company are intended to be NQOs.
        Subject to Section 6.3.3 with respect to ISOs, the Administrator may approve the grant of Options under this Plan to persons who are expected to become employees, directors or consultants of the Company, but are not employees, directors or consultants at the date of approval, and the date of approval shall be deemed to be the date of grant unless otherwise specified by the Administrator.
  TERMS AND CONDITIONS OF OPTIONS

  Each Option granted under this Plan shall be subject to the terms and conditions set forth in Section 6.1. NQOs shall be also subject to the terms and conditions set forth in Section 6.2, but not those set forth in Section 6.3. ISOs shall also be subject to the terms and conditions set forth in Section 6.3, but not those set forth in Section 6.2.

    Terms and Conditions to Which All Options Are Subject. All Options granted under this Plan shall be subject to the following terms and conditions:
      Changes in Capital Structure. Subject to Section 6.1.2, if the stock of the Company is changed by reason of a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification, or if the Company effects a spin-off of the Company's subsidiary, appropriate adjustments shall be made by the Board, in its sole discretion, in (a) the number and class of shares of stock subject to this Plan and each Option outstanding under this Plan, and (b) the exercise price of each outstanding Option; provided, however, that the Company shall not be required to issue fractional shares as a result of any such adjustments.
      Corporate Transactions. In the event of a Corporate Transaction (as defined below), the Administrator shall notify each optionee at least 30 days prior thereto or as soon as may be practicable. To the extent not previously exercised, all Options shall terminate immediately prior to the consummation of such Corporate Transaction unless the Administrator determines otherwise in its sole discretion; provided, however, that the Administrator, in its sole discretion, may permit exercise of any Options prior to their termination, even if such Options would not otherwise have been exercisable. The Administrator may, in its sole discretion, provide that all outstanding Options shall be assumed or an equivalent option substituted by an applicable successor corporation or any Affiliate of the successor corporation in the event of a Corporate Transaction. A "Corporate Transaction" means a liquidation or dissolution of the Company, a merger or consolidation of the Company with or into another corporation or entity, a sale of all or substantially all of the assets of the Company, or a purchase of more than 50 percent of the outstanding capital stock of the Company in a single transaction or a series of related transactions by one person or more than one person acting in concert.
      Time of Option Exercise. Subject to Section 5 and Section 6.3.4, an Option granted under this Plan shall be exercisable (a) immediately as of the effective date of the stock option agreement granting the Option, or (b) in accordance with a schedule or performance criteria as may be set by the Administrator and specified in the written stock option agreement relating to such Option. In any case, no Option shall be exercisable until a written stock option agreement in form satisfactory to the Company is executed by the Company and the optionee.
      Option Grant Date. The date of grant of an Option under this Plan shall be the effective date of the stock option agreement granting the Option.
      Nontransferability of Option Rights. Except with the express written approval of the Administrator which approval the Administrator is authorized to give only with respect to NQOs, no Option granted under this Plan shall be assignable or otherwise transferable by the optionee except by will or by the laws of descent and distribution. During the life of the optionee, an Option shall be exercisable only by the optionee.
      Payment. Except as provided below, payment in full, in cash, shall be made for all stock purchased at the time written notice of exercise of an Option is given to the Company, and proceeds of any payment shall constitute general funds of the Company. The Administrator, in the exercise of its absolute discretion after considering any tax, accounting and financial consequences, may authorize any one or more of the following additional methods of payment:
        Acceptance of the optionee's full recourse promissory note for all or part of the Option price, payable on such terms and bearing such interest rate as determined by the Administrator (but in no event less than the minimum interest rate specified under the Code at which no additional interest or original issue discount would be imputed), which promissory note may be either secured or unsecured in such manner as the Administrator shall approve (including, without limitation, by a security interest in the shares of the Company);
        Subject to the discretion of the Administrator and the terms of the stock option agreement granting the Option, delivery by the optionee of shares of Common Stock already owned by the optionee for all or part of the Option price, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by delivery of such stock;
        Subject to the discretion of the Administrator, through the surrender of shares of Common Stock then issuable upon exercise of the Option, provided the fair market value (determined as set forth in Section 6.1.9) of such shares of Common Stock is equal on the date of exercise to the Option price, or such portion thereof as the optionee is authorized to pay by surrender of such stock; and
        By means of so-called cashless exercises as permitted under applicable rules and regulations of the Securities and Exchange Commission and the Federal Reserve Board.
      Withholding and Employment Taxes. In the case of an employee exercising an NQO, at the time of exercise and as a condition thereto, or at such other time as the amount of such obligation becomes determinable, the optionee shall remit to the Company in cash all applicable federal and state withholding and employment taxes. Such obligation to remit may be satisfied, if authorized by the Administrator in its sole discretion, after considering any tax, accounting and financial consequences, by the optionee's (i) delivery of a promissory note in the required amount on such terms as the Administrator deems appropriate, (ii) tendering to the Company previously owned shares of Common Stock or other securities of the Company with a fair market value equal to the required amount, or (iii) agreeing to have shares of Common Stock (with a fair market value equal to the required amount) which are acquired upon exercise of the Option withheld by the Company.
      Other Provisions. Each Option granted under this Plan may contain such other terms, provisions, and conditions not inconsistent with this Plan as may be determined by the Administrator, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify the Option as an "incentive stock option" within the meaning of Section 422 of the Code.
      Determination of Value. For purposes of this Plan, the fair market value of Common Stock or other securities of the Company shall be determined as follows:
        If the stock of the Company is listed on a securities exchange or is regularly quoted by a recognized securities dealer, and selling prices are reported, its fair market value shall be the closing price of such stock on the date the value is to be determined, but if selling prices are not reported, its fair market value shall be the mean between the high bid and low asked prices for such stock on the date the value is to be determined (or if there are no quoted prices for the date of grant, then for the last preceding business day on which there were quoted prices).
        In the absence of an established market for the stock, the fair market value thereof shall be determined in good faith by the Administrator, with reference to the Company's net worth, prospective earning power, dividend paying capacity, and other relevant factors, including the goodwill of the Company, the economic outlook in the Company's industry, the Company's position in the industry, the Company's management, and the values of stock of other corporations in the same or a similar line of business.
      Option Term. Subject to Section 6.3.4, no Option shall be exercisable more than 10 years after the date of grant, or such lesser period of time as is set forth in the stock option agreement (the end of the maximum exercise period stated in the stock option agreement is referred to in this Plan as the "Expiration Date").
    Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:
      Exercise Price. The exercise price of an NQO shall be the amount determined by the Administrator as specified in the option agreement.
        To the extent required by applicable laws, rules and regulations, the exercise price of an NQO granted to any person who owns, directly or by attribution under the Code (currently Section 424(d)), stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate (a "Ten Percent Stockholder") shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.
      Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are NQOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.2.2, "employment" includes service as a director or as a consultant. For purposes of this Section 6.2.2, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.
    Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:
      Exercise Price. The exercise price of an ISO shall be not less than the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.
        The exercise price of an ISO granted to any Ten Percent Stockholder shall in no event be less than 110% of the fair market value (determined in accordance with Section 6.1.9) of the stock covered by the Option at the time the Option is granted.
      Disqualifying Dispositions. If stock acquired by exercise of an ISO granted pursuant to this Plan is disposed of in a "disqualifying disposition" within the meaning of Section 422 of the Code (a disposition within two years from the date of grant of the Option or within one year after the transfer of such stock on exercise of the Option), the holder of the stock immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition and shall provide such other information regarding the Option as the Company may reasonably require.
      Grant Date. If an ISO is granted in anticipation of employment as provided in Section 5(d), the Option shall be deemed granted, without further approval, on the date the grantee assumes the employment relationship forming the basis for such grant, and, in addition, satisfies all requirements of this Plan for Options granted on that date.
      Term. Notwithstanding Section 6.1.10, no ISO granted to any Ten Percent Stockholder shall be exercisable more than five years after the date of grant.
      Termination of Employment. Except as otherwise provided in the stock option agreement, if for any reason an optionee ceases to be employed by the Company or any of its Affiliates, Options that are ISOs held at the date of termination (to the extent then exercisable) may be exercised in whole or in part at any time within three months of the date of such termination (but in no event after the Expiration Date). For purposes of this Section 6.3.5, an optionee's employment shall not be deemed to terminate by reason of sick leave, military leave or other leave of absence approved by the Administrator, if the period of any such leave does not exceed 90 days or, if longer, if the optionee's right to reemployment by the Company or any Affiliate is guaranteed either contractually or by statute.
  MANNER OF EXERCISE
        An optionee wishing to exercise an Option shall give written notice to the Company at its principal executive office, to the attention of the officer of the Company designated by the Administrator, accompanied by payment of the exercise price and withholding taxes as provided in Sections 6.1.6 and 6.1.7. The date the Company receives written notice of an exercise hereunder accompanied by payment of the exercise price will be considered as the date such Option was exercised.
        Promptly after receipt of written notice of exercise of an Option and the payments called for by Section 7(a), the Company shall, without stock issue or transfer taxes to the optionee or other person entitled to exercise the Option, deliver to the optionee or such other person a certificate or certificates for the requisite number of shares of stock. An optionee or permitted transferee of the Option shall not have any privileges as a stockholder with respect to any shares of stock covered by the Option until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of such shares.
  EMPLOYMENT OR CONSULTING RELATIONSHIP

  Nothing in this Plan or any Option granted hereunder shall interfere with or limit in any way the right of the Company or of any of its Affiliates to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any of its Affiliates.

  CONDITIONS UPON ISSUANCE OF SHARES

  Shares of Common Stock shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act").

  NONEXCLUSIVITY OF THIS PLAN

  The adoption of this Plan shall not be construed as creating any limitations on the power of the Company to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options other than under this Plan.

  MARKET STANDOFF

  Each optionee, if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the Securities Act, shall not sell or otherwise transfer any shares of Common Stock acquired upon exercise of Options during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act after the date of adoption of this Plan which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restriction until the end of such 180-day period.

  AMENDMENTS TO PLAN

  The Board may at any time amend, alter, suspend or discontinue this Plan. Without the consent of an optionee, no amendment, alteration, suspension or discontinuance may adversely affect outstanding Options except to conform this Plan and ISOs granted under this Plan to the requirements of federal or other tax laws relating to incentive stock options. No amendment, alteration, suspension or discontinuance shall require stockholder approval unless (a) stockholder approval is required to preserve incentive stock option treatment for federal income tax purposes or (b) the Board otherwise concludes that stockholder approval is advisable.

  EFFECTIVE DATE OF PLAN; TERMINATION

This Plan shall become effective upon adoption by the Board provided, however, that no Option shall be exercisable unless and until written consent of the stockholders of the Company, or approval of stockholders of the Company voting at a validly called stockholders' meeting, is obtained within twelve months after adoption by the Board. If any Options are so granted and stockholder approval shall not have been obtained within twelve months of the date of adoption of this Plan by the Board, such Options shall terminate retroactively as of the date they were granted. Options may be granted and exercised under this Plan only after there has been compliance with all applicable federal and state securities laws. This Plan (but not Options previously granted under this Plan) shall terminate within ten years from the date of its adoption by the Board.

ANNEX II -- Amended and Restated Certificate of Incorporation

FIFTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DIGITAL VIDEO SYSTEMS, INC.

(originally incorporated on October 13, 1992

under the name Digital Video Systems, Inc.)

Mali Kuo certifies that:

One: She is the duly elected and acting Chief Executive Officer of Digital Video Systems, Inc., a Delaware corporation (the "Corporation").

Two: The Amended and Restated Certificate of Incorporation of this Corporation shall be amended and restated to read in full as follows:

  The name of this Corporation is Digital Versatile Systems, Inc.

  The address of the Corporation's registered office in the State of Delaware is 1013 Centre Road, Wilmington, Delaware 19801. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc., New Castle County.

  The purpose of this Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

        The Corporation is authorized to issue two classes of shares, which shall be designated as Common Stock, $.0001 par value per share, and Preferred Stock, $.0001 par value per share. The total number of shares of capital stock that the Corporation is authorized to issue is Eighty Five Million (85,000,000). The total number of shares of Common Stock which this Corporation shall have authority to issue is Eighty Million (80,000,000) and the total number of shares of Preferred Stock which this Corporation shall have authority to issue is Five Million (5,000,000). The Preferred Stock may be issued from time to time in one or more series.
        The Preferred Stock shall be divided into series. The first series shall consist of 11,000 shares and shall be designated "Series C Convertible Preferred Stock."

        The Board of Directors of the Corporation (the "Board of Directors") is authorized to determine the number of additional series into which shares of Preferred Stock may be divided, to determine the designations, powers, preferences and voting and other rights, and the qualifications, limitations and restrictions granted to or imposed upon such additional Preferred Stock or any series thereof or any holders thereof, to determine and alter the designations, powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock or the holders thereof, to fix the number of shares of that series and to increase or decrease, within the limits stated in any resolution of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of such shares then outstanding), the number of shares of any such series subsequent to the issuance of shares of that series.

        The powers, preferences, rights, restrictions, and other matters relating to the Series C Convertible Preferred Stock are as follows:
          Dividends.

          The holders of the Series C Convertible Preferred Stock be entitled to receive cash dividends as when and if declared by the Board of Directors on the Common Stock in an amount per share of Series C Convertible Preferred Stock equal to the amount of the dividend per share of Common Stock multiplied by the number of shares of Common Stock into which each share of Series C Convertible Preferred Stock is convertible immediately prior to the declaration of such dividend.

          Liquidation Preference.
            In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock by reason of their ownership thereof, the amount of $1,000.00 per share (as adjusted for any combinations or splits with respect to such shares). If upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series C Convertible Preferred Stock shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series C Convertible Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.
            After payment to the holders of the Series C Convertible Preferred Stock of the amounts set forth in Section C.2(a) above, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock in proportion to the shares of Common Stock then held by them.
            For purposes of this Section C.2, (i) any acquisition of the Corporation by means of merger or other form of corporate reorganization in which outstanding shares of the Corporation are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary (other than a mere reincorporation transaction) or (ii) a sale of all or substantially all of the assets of the Corporation, shall be treated as a liquidation, dissolution or winding up of the Corporation and shall entitle the holders of Series C Convertible Preferred Stock and Common Stock to receive at the closing in cash, securities or other property (valued as provided in Section C.2(e) below) amounts as specified in Sections C.2(a) and C.2(b) above.
            Each holder of Series C Convertible Preferred Stock shall be deemed to have consented under the Delaware General Corporation Law to distributions made by the Corporation in connection with the repurchase of shares of Common Stock issued to or held by officers, directors, or employees of, or consultants to, the Corporation or its subsidiaries upon termination of their employment or services pursuant to agreements (whether now existing or hereafter entered into) providing for the right of said repurchase between the Corporation and such persons.
            Whenever the distribution provided for in this Section C.2 shall be payable in securities or property other than cash, the value of such distribution shall be the fair value of such securities or other property as determined in good faith by the Board of Directors.
            Nothing hereinabove set forth shall affect in any way the right of each holder of Preferred Stock to convert such shares at any time and from time to time into Common Stock in accordance with Section C.4 hereof.
          Voting Rights.
            Each holder of shares of the Series C Convertible Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law, voting together with the Common Stock as a single class) and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Series C Convertible Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Each holder of Common Stock shall be entitled to one (1) vote for each share of Common Stock held.
            Notwithstanding the foregoing, at each annual or special meeting called for the purpose of electing directors, the holders of the Series C Convertible Preferred Stock, voting as a separate class, shall be entitled to elect two (2) directors, and all remaining directors shall be elected by the holders of Common Stock voting together as a single class. The provisions of this Section C.3(b) shall expire and be of no further force or effect upon the occurrence of the earlier of (i) such date when less than 2,000 shares of Series C Convertible Preferred Stock remain issued and outstanding or (ii) October 31, 2001. In the case of any vacancy in the office of a director occurring among the directors elected by a specified group of stockholders, the remaining director or directors so elected by such stockholders may, by affirmative vote of a majority thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the affirmative vote of the holders of a majority of the shares of that class) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series C Convertible Preferred Stock or Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Series C Convertible Preferred Stock or Common Stock, as the case may be.
          Conversion.

          The holders of the Series C Convertible Preferred Stock shall have conversion rights as follows (the "Conversion Rights"):

            Right To Convert. Each share of Series C Convertible Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share and on or prior to October 31, 2001, at the office of the Corporation or any transfer agent for such stock, into fully- paid and nonassessable shares of Common Stock at a rate of 303.95135 shares of Common Stock for each share of Series C Convertible Preferred Stock, as is determined by dividing $1,000.00 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Convertible Preferred Stock (the "Series C Conversion Price") shall initially be $3.29 per share of Common Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided.
            Right To Mutual Redemption. Each share of Series C Convertible Preferred Stock shall be redeemed, if mutually agreed upon in writing by both the Series C Convertible Preferred Stockholder and the Corporation, on October 31, 2001, at an amount equal to 125% of the face value of the Series C Convertible Preferred Stock certificate(s).
            Automatic Conversion. Each share of Series C Convertible Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Series C Conversion Price upon the date specified by vote or written consent or agreement of holders of at least two-thirds (2/3) of the shares of such series then outstanding.
            Mechanics of Conversion. Before any holder of Series C Convertible Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein the number of shares to be converted and the name or names in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series C Convertible Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Series C Convertible Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.
            Adjustments to Conversion Prices for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after November 1, 1998, shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price for any series of Preferred Stock in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
            Adjustments for Other Distributions. In the event the Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock and other than as otherwise adjusted in this Section C.4, then and in each such event provision shall be made so that the holders of Series C Convertible Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which would have received had their Series C Convertible Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section C.4 with respect to the rights of the holders of the Series C Convertible Preferred Stock.
            Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Convertible Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section C.4(e) above or a merger or other reorganization referred to in Section C.2(d) above), the Series C Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Convertible Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Convertible Preferred Stock immediately before that change.
            No Impairment. The Corporation will not, by amendment of its Fifth Amended and Restated Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section C.4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Convertible Preferred Stock against impairment.
            Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section C.4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Convertible Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series C Convertible Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price for such series of Preferred Stock at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Convertible Preferred Stock.
            Notices of Record Date. In the event that the Corporation shall propose at any time: (i) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus; (ii) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (iii) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (iv) to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Series C Convertible Preferred Stock:
          at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (i) and (ii) above; and
          in the case of the matters referred to in (iii) and (iv) above, at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event or the record date for the determination of such holders if such record date is earlier).
            Issue Taxes. The Corporation shall pay any and all issue and other taxes (other than income taxes) that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Convertible Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.
            Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Convertible Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation's Fifth Amended and Restated Certificate of Incorporation.
            Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series C Convertible Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series C Convertible Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).
            Notices. Any notice required by the provisions of this Section C.4 to be given to the holders of shares of Series C Convertible Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.
          No Reissuance of Series C Convertible Preferred Stock.

          No share or shares of Series C Convertible Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

          Protective Provisions.

In addition to any other rights provided by law, so long as any shares of Series C Convertible Preferred Stock shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series C Convertible Preferred Stock, voting together as a single class, amend or repeal any provision of, or add any provision to: (i) the Corporation's Fifth Amended and Restated Certificate of Incorporation; or (ii) the Corporation's Bylaws, if such action would increase the authorized number of directors.

  The Corporation is to have perpetual existence.

  In furtherance and not in limitation of the powers conferred by status:

        The Board of Directors is expressly authorized to adopt, amend, alter or repeal the Bylaws of the Corporation.
        Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
        The books of the Corporation may be kept at such place within or without the State of Delaware as the Bylaws of the Corporation may provide or as may be designated from time to time by the Board of Directors.

  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

  To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same now exists, or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this Article VIII, nor the adoption of any provision of this Fifth Amended and Restated Certificate of Incorporation inconsistent with this Article VIII, shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

        Actions, Suits and Proceedings Other Than by or in the Right of the Corporation. The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer, or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) (all such persons being referred to hereafter as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit, or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe such conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in this Article, except as set forth in Section F below, the Corporation shall not indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the Board of Directors.
        Actions or Suits by or in the Right of the Corporation. The Corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such Indemnitee is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving, or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees) and amounts paid in settlement actually and reasonably incurred by Indemnitee or on Indemnitee's behalf in connection with such action, suit, or proceeding and any appeal therefrom, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.
        Indemnification for Expenses of Successful Party. Notwithstanding the other provisions of this Article, to the extent that an Indemnitee has been successful, on the merits or otherwise, in defense of any action, suit, or proceeding referred to in Section A or B of this Article, or in defense of any claim, issue, or matter therein, or on appeal from any such action, suit, or proceeding, the Indemnitee shall be indemnified against all expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee or on the Indemnitee's behalf in connection therewith. Without limiting the foregoing, if any action, suit, or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without: (i) the disposition being adverse to the Indemnitee; (ii) an adjudication that the Indemnitee was liable to the Corporation; (iii) a plea of guilty or nolo contendere by the Indemnitee; (iv) an adjudication that the Indemnitee did not act in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation; and (v) with respect to any criminal proceeding, an adjudication that the Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto.
        Notification and Defense of Claim. As a condition preceding to the right to be indemnified, the Indemnitee must notify the Corporation in writing as soon as practicable of any action, suit, proceeding, or investigation involving the Indemnitee for which indemnity will or could be sought; except that any delay or failure to so notify the Corporation shall relieve the Corporation of its obligations hereunder only to the extent, if at all, that it is prejudiced by reason of such delay or failure. With respect to any action, suit, proceeding, or investigation of which the Corporation is so notified, the Corporation will be entitled to participate therein at its own expense and/or to assume the defense thereof at its own expense, with legal counsel reasonably acceptable to the Indemnitee. After notice from the Corporation to the Indemnitee of its election so to assume such defense, the Corporation shall not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with such claim, other than as proved below in this Section D. The Indemnitee shall have the right to employ his or her own counsel in connection with such claim, but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of the Indemnitee unless: (i) the employment of counsel by the Indemnitee has been authorized by the Corporation; (ii) counsel to the Indemnitee shall have reasonably concluded that there may be a conflict of interest or position on any significant issue between the Corporation and the Indemnitee in the conduct of the defense of such action; or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel for the Indemnitee shall be at the expense of the Corporation except as otherwise expressly provided by this Article. The Corporation shall not be entitled, without the consent of the Indemnitee, to assume the defense of any claim brought by or in the right of the Corporation or as to which counsel for the Indemnitee shall have reasonably made the conclusion provided for in clause (ii) above.
        Advance of Expenses. Subject to the provisions of Section F below, in the event that the Corporation does not assume the defense pursuant to Section D of this Article of any action, suit, proceeding, or investigation of which the Corporation receives notice under this Article, any expenses (including attorneys' fees) incurred by an Indemnitee in defending a civil or criminal action, suit, proceeding, or investigation or any appeal therefrom shall be paid by the Corporation in advance of the final disposition of such matter, provided, however, that the payment of such expenses incurred by an Indemnitee in advance of the final disposition of such matter shall be made only upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article. Such undertaking may be accepted without reference to the financial ability of such person to make such repayment.
        Procedure for Indemnification. In order to obtain indemnification or advancement of expenses pursuant to Sections A, B, C or E of this Article, the Indemnitee shall submit to the Corporation a written request, including in such request such documentation and information as is reasonably available to the Indemnitee and is reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification or advancement of expenses. Any such indemnification or advancement of expenses shall be made promptly, and in any event within 60 days after receipt by the Corporation of the written request of the Indemnitee, unless with respect to requests under Section A, B or E the Corporation determines by clear and convincing evidence, within such 60- day period that the Indemnitee did not meet the applicable standard of standard set forth in Section A or B, as the case may be. Such determination shall be made in each instance by (a) a majority vote of a quorum of the directors or the Corporation consisting of persons who are not at that time parties to the action, suit, or proceeding in question ("disinterested directors"), (b) if no such quorum is obtainable, a majority vote of a committee of two or more disinterested directors, (c) a majority vote of a quorum of the outstanding shares of stock of all classes entitled to vote for directors, voting as a single class, which quorum shall consist of stockholders who are not at that time parties to the action, suit, or proceeding in question, (d) independent legal counsel (who may be regular legal counsel to the Corporation), or (e) a court of competent jurisdiction.
        Remedies. The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within the 60-day period referred to above in Section F. Unless otherwise provided by law, the burden of proving that the Indemnitee is not entitled to indemnification or advancement of expenses under this Article shall be on the Corporation. Neither the failure of the Corporation to have made a determination prior to the commencement of such action that indemnification is proper in the circumstances because the Indemnitee has met the applicable standard of conduct, nor an actual determination by the Corporation pursuant to Section F that the Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. The Indemnitee's expenses (including attorneys' fees) incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.
        Subsequent Amendment. No amendment, termination, or repeal of this Article or of the relevant provisions of the General Corporation Law of the State of Delaware or any other applicable laws shall affect or diminish in any way the rights of any Indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the final adoption of such amendment, termination, or appeal.
        Other Rights. The indemnification and advancement of expenses provided by this Article shall not be deemed exclusive of any other rights to which an Indemnitee seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), agreement, or vote of stockholders or disinterested directors or otherwise, both as to action in the Indemnitee's official capacity and as to action in any other capacity while holding office for the Corporation, and shall continue as to an Indemnitee who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors, and administrators of the Indemnitee. Nothing contained in this Article shall be deemed to prohibit, and the Corporation is specifically authorized to enter into, agreements with officers and directors providing indemnification rights and procedures different from those set forth in this Article. In addition, the Corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the Corporation or other persons serving the Corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.
        Partial Indemnification. If an Indemnitee is entitled under any provision of this Article to indemnification by the Corporation for some or a portion of the expenses (including attorneys' fees), judgments, fines or amounts paid in settlement actually and reasonably incurred by or on Indemnitee's behalf in connection with any action, suit, proceeding, or investigation and any appeal therefrom but not, however, for the total amount thereof, the Corporation shall nevertheless indemnify the Indemnitee for the portion of such expenses (including attorneys' fees), judgments, fines, or amounts paid in settlement to which the Indemnitee is entitled.
        Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise (including any employee benefit plan) against any expense, liability, or loss incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law of the State of Delaware.
        Merger or Consolidation. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving corporation shall assume the obligations of the Corporation under this Article with respect to any action, suit, proceeding, or investigation arising out of or relating to any actions, transactions, or facts occurring prior to the date of such merger or consolidation.
        Savings Clauses. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee as to any expenses (including attorneys' fees) judgments, fines, and amounts paid in settlement in connection with any action, suit, proceeding, or investigation, whether civil, criminal, or administrative, including any action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.
        Definitions. Terms used herein and defined in Section 145(h) and Section 145(i) of the General Corporation Law of the State of Delaware shall have the respective meanings assigned to such terms in such Section 145(h) and Section 145(i).
        Subsequent Legislation. If the General Corporation Law of the State of Delaware is amended after adoption of this Article to expand further the indemnification permitted to Indemnitee, then the Corporation shall indemnify such persons to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

The Corporation reserves the right to amend or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

Three: The foregoing amendment and restatement of the Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors.

Four: The foregoing amendment and restatement of the Amended and Restated Certificate of Incorporation was approved by the directors and holders of the required number of shares of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The required vote was a majority of the outstanding shares of Common Stock and majority of the outstanding shares of Series C Convertible Preferred Stock.

IN WITNESS WHEREOF, the undersigned have executed this Fifth Amended and Restated Certificate of Incorporation on November __, 1999.

/s/ Mali Kuo

Chief Executive Officer

ANNEX III - Response Letter from Ernst & Young LLP

[Ernst & Young LLP Letterhead]

July 15, 1999

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated June 30, 1999, for Digital Video Systems, Inc. (DVS, or the Company, or the Registrant) and believe it is not complete and/or accurate with respect to reportable events as described in Item 304 (a)(i)(v) of Regulation S-K and is not accurate with respect to certain other matters disclosed by the Registrant.

Due to the extent of the omissions and inaccuracies, we have commented on each Section of the Registrant's disclosures in the order in which they appeared, as opposed to commenting separately on reportable events, other matters requiring correction, on those portions we were in agreement with, and lastly on those portions where we have no basis to either agree or disagree. Also note that our references below to "Sections" refer to the manner in which the Registrant identified the Sections under the caption "previous independent accountants."

With respect to Section (i) on page 2, we have no basis to agree or disagree with the Registrant's statement; however, Ernst & Young LLP were not notified of our dismissal until June 29, 1999.

Section (ii) on page 2 should be replaced with the following:

Ernst & Young LLP's reports with respect to the Company's financial statements for the fiscal years ended March 31, 1998 and March 31, 1997 did not contain an adverse opinion or a disclaimer of opinion and were not qualified as to uncertainty, audit scope or accounting principles. Ernst & Young LLP's report with respect to the Company's financial statements for the year ended March 31, 1998 was modified to include an explanatory paragraph stating that there is substantial doubt about the Company's ability to continue as a going concern and that the financial statements did not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

With respect to Section (iii) on page 2, we have no basis to agree or disagree with the Registrant's statement.

With respect to Section (iv) on page 2, we are in agreement with the Registrant's statement except that the date June 30, 1999 should be replaced with June 29, 1999.

With respect to Section (v) on pages 2, 3, and 4:

In the first paragraph therein, the date June 30, 1999 should be replaced with June 29, 1999.

At the end of the first sentence in the second paragraph therein, the phrase "constituted a reportable event" should be replaced with the phrase "collectively constituted a material weakness." We have no basis to agree or disagree with the second sentence of the second paragraph therein. '

The third paragraph therein should be replaced with the following:

In May 1999, DVS requested Ernst & Young LLP to provide its consent to use its previously issued reports on the financial statements for the fiscal years ended March 31, 1998 and 1997 in connection with DVS's contemplated filing of a proxy / registration statement with the Securities and Exchange Commission. As a result of that request, Ernst & Young LLP commenced performance of the subsequent events procedures required by the "professional standards" and its Firm policies.

We have no basis to agree or disagree with the Registrant's statements made in the fourth paragraph therein.

The fifth paragraph therein should be replaced with the following two paragraphs:

In a letter to the Company dated June 16, 1999, Ernst & Young LLP informed the Company that in connection with the Company's May 1999 request for a consent, Ernst & Young LLP had concluded that material weaknesses in the Company's internal controls existed. Ernst & Young LLP indicated that that the Company's United States accounting function does not follow a sufficiently systematic process for the consolidated financial statement close as evidenced by; 1) key reconciliations, such as bank account and subsidiary ledger to general ledger, not being performed, 2) amounts in the Company's consolidation not being in agreement with the underlying accounting records, and 3) supporting documentation, such as inventory listings, not being readily available. Ernst & Young LLP further indicated that the Company's United States management was not sufficiently informed as to the operation of the Company's overseas subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries. Lastly, Ernst & Young LLP indicated that as the result of personnel reductions, the employees and consultants in the Company's finance department did not have sufficient knowledge or experience for their respective positions, leading to an inadequate system of internal control including sufficient knowledge of the Company's accounting system.

Ernst and Young LLP also advised Company management during the course of performing the above referenced subsequent events procedures and again on June 16, 1999, that certain matters came to their attention that, if further investigated, may materially impact the fairness or reliability of the financial statements issued by the Company on fiscal 1999 Forms 10-Q or to be issued for the year ending March 31, 1999. Specifically, Ernst and Young LLP advised management of their concern regarding; 1) the amounts reflected in the accounting records and reported in fiscal 1999 financial statements for inventory and inventory related reserves, fixed assets, and allowance for uncollectable accounts receivable, and 2) the appropriateness of the accounting and disclosure under Accounting Principles Board Opinion No. 30 for the closure of its subsidiary Panyu DVS Electrical Appliance Manufacturing Co. Ltd. and the closure of its Atlanta operation. Ernst and Young LLP were not able to further investigate these matters due to their dismissal.

We have no basis to agree or disagree with the Registrant's statements made in the sixth paragraph therein.

With respect to the Registrant's first two sentences in the seventh paragraph therein, we respectfully reiterate the statement made above in the third sentence of the replacement for the fifth paragraph in Section (v) paragraph: that being; the Company's United States management was not sufficiently informed as to the operation of the Company's overseas subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries to enable such management to perform an effective review of the information provided by such subsidiaries. Further, with respect to the Registrant's last sentence in the seventh paragraph therein, after numerous attempts on Ernst & Young LLP's part, we are unaware of any attempts by the Audit Committee to schedule a meeting or otherwise discuss any issues with us.

We are in agreement with the Registrant's statement in the first sentence of the eighth paragraph therein. We have no basis to agree or disagree with the Registrant's statements in the second through fifth sentences of the eighth paragraph therein. With respect to the final sentence of the eighth paragraph therein, on June 30, 1999 Ernst & Young LLP formally expressed, in a letter to C.G. Uhlenberg & Co. LLP and the Company, Ernst & Young LLP's availability to fulfill its professional responsibilities under paragraph 10 of Statement of Auditing Standards No. 84, subject to receiving the Company's authorization to do so. To the best of our knowledge and belief, Ernst & Young LLP have not been authorized by the Company to respond to any inquiries of the successor accountant.

We have no basis to agree or disagree with the Registrant's statements in the ninth paragraph therein.

With respect to Section (vi) on page 4 therein, we are in agreement with the first sentence. We have no basis to agree or disagree with the second sentence therein.

We have no basis to agree or disagree with the Registrant's statements made in Section (vii) on page 4 therein.

Regarding the Registrant's statements in the second paragraph of Section (v) on page 2 therein, and as modified by our comments above with respect to those statements, concerning the lack of internal control to prepare financial statements, we had considered such matter in determining the nature, timing and extent of procedures performed in our audit of the Registrant's 1998 financial statements.

DIGITAL VIDEO SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, NOVEMBER 7, 1998

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Mali Kuo and Robert Baker, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of Digital Video Systems, Inc. (the "Company") held of record by the undersigned on October 6, 1999 at the Annual Meeting of Stockholders to be held on November 7, 1999 at 10:00 a.m. or any and all adjournments thereof.

  ELECTION OF DIRECTORS:

  FOR all nominees listed below (except as marked to the contrary below).

  WITHHOLD AUTHORITY to vote for all nominees listed below.

  (INSTRUCTION: To withhold authority to vote for any nominee, draw a line through such nominee's name.)

  Ande Abbot
  Michael S. Chen
  Young Sam Cho
  Robert W. Dutton
  Mali Kuo
  Philip B. Smith
  Edmund Y. Sun
  Douglas Watson
  Jia-Hong Zang

  Proposal to ratify the approval of the Company's 1998 Stock Option Plan.

FOR	AGAINST	ABSTAIN

  Proposal to ratify the appointment of C. G. Uhlenberg & Co. LLP as the Company's independent auditors for the fiscal year ended March 31, 1999 and the fiscal year ending March 31, 2000.

FOR	AGAINST	ABSTAIN

  Proposal to approve and authorize the Company's Board of Directors to change the Company's name to Digital Versatile Systems, Inc. and the amendment and restatement of the Company's Certificate of Incorporation to reflect such change.

FOR	AGAINST	ABSTAIN

  To ratify and approve the Original Sun Note, the Sun Loan Agreement, the transactions contemplated thereby and the issuance of Common Stock to Dr. Sun pursuant thereto.

FOR	AGAINST	ABSTAIN

  In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3, 4 AND 5 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. IN THE EVENT ANY OF THE NOMINEES IS UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.

Dated: ________________, 1999

Signature

(Signature, if held jointly)

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by an authorized partner.

PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY
USING THE ENCLOSED ENVELOPE.

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